 Filed Pursuant to Rule 424(b)(5)

File No. 333-103003

333-103003-01

333-103003-02

333-103003-03

333-103003-04

PROSPECTUS SUPPLEMENT

(To prospectus dated March 6, 2003)

14,000,000 Trust Preferred Securities

BNY Capital V

5.95% Trust Preferred Securities, Series F

(Liquidation Amount $25 per Trust Preferred Security)

fully and unconditionally guaranteed as described herein by

The Bank of New York Company, Inc.

A brief description of the 5.95% Trust Preferred Securities, Series F can be found under “Summary” in this prospectus supplement.

Investing in the Series F Trust Preferred Securities involves risks that are described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement.

We plan to list the Series F Trust Preferred Securities on the New York Stock Exchange under the trading symbol “BKPrF”. We expect that the Series F Trust Preferred Securities will begin trading on the New York Stock Exchange within 30 days after they are first issued.

	Per Series F Trust Preferred Security	Total
Public offering price(1)	$ 25	$350,000,000

Underwriting commission	(2)	(2)

Proceeds, before expenses, to BNY Capital V	$ 25	$350,000,000

(1)	Any accumulated distributions from the original issue date should be added to the public offering price.
(2)	The underwriting commission of $0.7875 per Series F Trust Preferred Security (or $11,025,000 for all Series F Trust Preferred Securities) will be paid by The Bank of New York Company, Inc.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that the Series F Trust Preferred Securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about April 30, 2003. Beneficial interests in the Series F Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V.

Joint Book-running Managers

Merrill Lynch & Co.	Morgan Stanley

Citigroup	UBS Warburg

Banc of America Securities LLC

BNY Capital Markets, Inc.

Lehman Brothers

The date of this prospectus supplement is April 22, 2003.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus in connection with the offer made by this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Series F Trust or the underwriters. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder and thereunder shall under any circumstance create an implication that there has been no change in the affairs of the Company or the Series F Trust since the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus supplement and the accompanying prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Prospectus Supplement

Prospectus

The information in this prospectus supplement supplements and should be read in conjunction with the information contained in the accompanying prospectus. As used herein, (i) the “Indenture” means the Junior Subordinated Indenture, as amended and supplemented from time to time, between The Bank of New York Company, Inc. and Bank One, National Association, as trustee (the “Debenture Trustee”), and (ii) the “Trust Agreement” means the Amended and Restated Trust Agreement relating to the Series F Trust among The Bank of New York Company, Inc., as Depositor, Bank One, National Association, as Property Trustee (the “Property Trustee”), Bank One Delaware, Inc., as Delaware Trustee (the “Delaware Trustee”), the Administrative Trustees named therein (collectively, with the Property Trustee and the Delaware Trustee, the “Issuer Trustees”) and the several Holders (as defined therein). Each of the other capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement has the meaning set forth in the accompanying prospectus. The Series F Trust Preferred Securities (as defined herein) represent “Trust Preferred Securities” within the meaning of the accompanying prospectus and the Series F Subordinated Debentures (as defined herein) represent “Corresponding Junior Subordinated Debt Securities” within the meaning of the accompanying prospectus.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement. This summary is not complete and does not contain all the information that you should consider before investing in the Series F Trust Preferred Securities. You should read the entire prospectus supplement carefully, including the discussion of the risks of investing in the Series F Trust Preferred Securities discussed under “Risk Factors”, and the documents incorporated by reference.

The Company

The Bank of New York Company, Inc., also referred to as “we” or the “Company”, is a financial holding company, and together with its consolidated subsidiaries, had total assets of over $79 billion as of March 31, 2003. We provide a complete range of banking and other financial services to corporations and individuals worldwide through our basic businesses, namely, Securities Servicing, Global Payment Services, BNY Asset Management and Private Client Services, Corporate Banking, Global Market Services, and Retail Banking.

The Company has focused its strategy on high-growth, fee-based businesses that have transformed the Company from a traditional commercial bank into a premier global securities servicing provider. Our breadth of products and services allow us to build client relationships with investors, issuers and financial intermediaries through many different avenues in major markets and regions throughout the world. Our well-diversified franchise has become an integral part of the infrastructure of the global capital markets.

The Company is located at One Wall Street, New York, New York 10286, and its telephone number is  (212) 495-1784.

BNY Capital V

BNY Capital V, also referred to as the “Series F Trust”, is located at One Wall Street, New York, New York 10286, Attention: Secretary, and its telephone number is (212) 495-1784. It is a statutory trust created under Delaware law.

At the closing of this offering, the Series F Trust will issue the 5.95% Trust Preferred Securities, Series F (the “Series F Trust Preferred Securities”), which will represent preferred undivided beneficial interests in the assets of the Series F Trust. It will also issue common securities (the “Series F Common Securities”), which will represent common undivided beneficial interests in the assets of the Series F Trust. The Company will purchase all of the Series F Common Securities from the Series F Trust. The Series F Common Securities will equal at least 3% of the total capital of the Series F Trust. The Series F Trust Preferred Securities will equal the remaining capital of the Series F Trust. The Series F Trust Preferred Securities and the Series F Common Securities, together also referred to as the “Series F Securities”, will have substantially similar terms, except that the holders of the Series F Trust Preferred Securities will have priority in right of payment under certain circumstances and the holders of Series F Common Securities will have broader voting rights.

The Series F Trust will use the proceeds from the sale of the Series F Securities to purchase the 5.95% Junior Subordinated Deferrable Interest Debentures, Series F (the “Series F Subordinated Debentures”) from the Company. The Series F Subordinated Debentures will have payment terms similar to those of the Series F Trust Preferred Securities, and the Series F Trust will rely on the payments it receives on the Series F Subordinated Debentures to make all payments on the Series F Trust Preferred Securities.

The Series F Trust exists solely to:

•	issue and sell the Series F Securities,

•	use the proceeds from the sale of the Series F Securities to purchase the Series F Subordinated Debentures from the Company, and

•	engage in other activities that are necessary or incidental to the foregoing.

The Series F Trust will have no assets other than the Series F Subordinated Debentures and the right to receive reimbursement of certain expenses under its Agreement as to Expenses and Liabilities with the Company (the “Expense Agreement”). Consequently, the Series F Trust will have no revenue other than payments under the Series F Subordinated Debentures and the Expense Agreement.

The Offering

The following is a brief summary of the offering of the Series F Trust Preferred Securities (the “Offering”). You should refer to “Description of Series F Trust Preferred Securities”, “Description of Series F Subordinated Debentures” and “Description of Series F Guarantee” for a more detailed description of the Series F Trust Preferred Securities and the Series F Subordinated Debentures and for definitions of certain capitalized terms used below.

Securities Offered	14,000,000 5.95% Trust Preferred Securities, Series F (Liquidation Amount $25 per Trust Preferred Security).

Issuer	BNY Capital V, a Delaware statutory trust.

Offering Price	$25 per Series F Trust Preferred Security, plus accumulated and unpaid Distributions, if any, from the original issue date.

Series F Subordinated Debentures

The Series F Trust will use the proceeds from the sale of the Series F Securities to purchase from the Company $360,825,000 aggregate principal amount of 5.95% Junior Subordinated Deferrable Interest Debentures, Series F, due on May 1, 2033.

Distribution Rate	5.95% of the liquidation amount, annually.

Distribution Dates	February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2003, subject to any deferral.

Deferral of Distributions

Subject to certain exceptions, the Company will have the right, at one or more times, to defer interest payments on the Series F Subordinated Debentures for up to 20 consecutive quarters. Each period during which interest payments are deferred is called an “Extension Period”. The deferral period may not extend beyond the Stated Maturity of the Series F Subordinated Debentures. If the Company defers interest payments on the Series F Subordinated Debentures, the Series F Trust also will defer the payment of Distributions on the Series F Trust Preferred Securities. During an Extension Period, you will still accumulate Distributions at an annual rate of 5.95% of the Liquidation Amount of the Series F Trust Preferred Securities, and you will accumulate additional distributions on the deferred Distributions at the same rate (to the extent permitted by law). During an Extension Period, you will also be required to accrue interest income and include it in your gross income for United States federal income tax purposes, even if you are a cash basis taxpayer.

Mandatory Redemption of Series F Trust Preferred Securities

The Series F Trust must redeem a Like Amount of the Series F Securities, allocated between the Series F Common Securities and the Series F Trust Preferred Securities in proportion to their respective Liquidation Amounts, when the Company repays the principal of the Series F Subordinated Debentures, whether at their Stated Maturity, on acceleration or on redemption.

Optional Redemption of Series F Subordinated Debentures

The Company may redeem the Series F Subordinated Debentures, at its option, before their Stated Maturity at a price equal to their principal amount plus interest accrued to the date of redemption, as follows:

•	at any time on or after May 1, 2008, in whole or in part, and

•	at any time (in whole, but not in part) within 90 days following the occurrence and continuation of a Tax Event or a Capital Treatment Event.

However, the Company will commit to the Federal Reserve System (the “Federal Reserve”) not to exercise this option without first obtaining any approval from the Federal Reserve that may be required.

Redemption Price of Series F Trust Preferred Securities	Upon redemption of the Series F Trust Preferred Securities, you will receive the Liquidation Amount, plus any accumulated and unpaid Distributions to the date of redemption.

Exchange of Series F Trust Preferred Securities for Series F Subordinated Debentures

The Company will have the right at any time to terminate the Series F Trust. In that event, the Property Trustee will distribute the Series F Subordinated Debentures to you in exchange for a Like Amount of Series F Trust Preferred Securities.

Liquidation Distribution	If the Series F Trust terminates while the Series F Trust Preferred Securities are outstanding, including at the Company’s option, then the Property Trustee will either:

•	distribute the Series F Subordinated Debentures to you in an amount equal to the Liquidation Amount of the Series F Trust Preferred Securities, or

•	if the Property Trustee decides that distributing the Series F Subordinated Debentures is not practical, distribute assets of the Series F Trust to you in an amount equal to the Liquidation Amount of the Series F Trust Preferred Securities plus accumulated and unpaid Distributions.

In all cases, however, the Series F Trust will make distributions only to the extent that the Series F Trust has available assets after the Series F Trust has satisfied all of its liabilities to its creditors.

Series F Guarantee

The Company will guarantee payments on the Series F Securities, but only to the extent that the Series F Trust has funds legally and immediately available to make those payments (the “Series F Guarantee”). The Company’s obligations under the Series F Guarantee will rank junior in right of payment to the Company’s Senior Debt in the same manner as the Series F Subordinated Debentures.

Expense Agreement	The Company will agree in the Expense Agreement to reimburse the Series F Trust for any expenses and liabilities it may incur, other than amounts payable in respect of the Series F Securities.

Issuer Trustees

Bank One, National Association, as Property Trustee, and Bank One Delaware, Inc., as Delaware Trustee, will conduct the business and affairs of the Series F Trust. In addition, two individuals who are employees or officers of or affiliated with the Company will initially be selected by the Company to act as administrative trustees of the Series F Trust.

Use of Proceeds

The Company intends to use the net proceeds from the sale of the Series F Subordinated Debentures to the Series F Trust to fund the redemption of our 7.05% Series D Trust Preferred Securities and for general corporate purposes, which may include part of the purchase price of the Pershing Business (as defined under “Risk Factors—Risks Relating to Our Business”). See “Use of Proceeds”.

Proposed New York Stock Exchange Symbol	BKPrF.

Book-Entry System; Denominations; Delivery and Form

We will issue the Series F Trust Preferred Securities only in fully registered form, in the form of beneficial interests in one or more global securities. The Series F Trust Preferred Securities will be issued only in denominations of $25 and integral multiples thereof. We will issue the Series F Trust Preferred Securities as global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company, which we refer to as “DTC”.

The Series F Trust Preferred Securities will be accepted for clearance by DTC, Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V. The initial distribution of the Series F Trust Preferred Securities will be cleared through DTC only. Beneficial interests in the global Series F Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg. Owners of beneficial interests in the Series F Trust Preferred Securities will receive all payments relating to their Series F Trust Preferred Securities in U.S. dollars.

The Series F Trust Preferred Securities will not be issued in definitive form, except under certain limited circumstances described herein. See “Description of Series F Trust Preferred Securities—Book-Entry System; Denominations; Delivery and Form”.

Consolidated Ratios of Earnings to Fixed Charges

For the five years ended December 31, 2002, the consolidated ratios of earnings to fixed charges of the Company, computed as set forth below, were as follows:

	Year Ended December 31,
	2002		2001		2000		1999		1998
Earnings to Fixed Charges:
Excluding Interest on Deposits	4.94	x	4.42	x	4.48	x	6.13	x	4.08	x
Including Interest on Deposits	2.38		2.03		1.85		2.48		1.95

For purposes of computing the ratios of earnings to fixed charges, earnings represent net income (loss) before extraordinary items plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

RISK FACTORS

An investment in the Series F Trust Preferred Securities involves a number of risks, some of which relate to the Series F Trust Preferred Securities and others of which relate to the Company. You should carefully consider the following information about these risks, together with the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before buying any Series F Trust Preferred Securities.

Risks Relating to the Series F Trust Preferred Securities

You are making an investment decision with regard to the Series F Subordinated Debentures as well as the Series F Trust Preferred Securities because the Series F Trust will rely on the payments it receives on the Series F Subordinated Debentures to make all payments on the Series F Trust Preferred Securities and because the Series F Trust may distribute the Series F Subordinated Debentures in exchange for the Series F Trust Preferred Securities upon liquidation of the Series F Trust. You should carefully review the information in this prospectus supplement and the accompanying prospectus about both of these securities.

Our obligations will be deeply subordinated. In addition, as a holding company, we are dependent on dividends from the Bank and our other subsidiaries to meet our obligations, including our obligations with respect to the Series F Subordinated Debentures and the Series F Guarantee.

The Series F Subordinated Debentures (and the Series F Guarantee) are not secured by any property or assets of the Company. Our obligations under the Series F Subordinated Debentures (and the Series F Guarantee) will rank junior and be subordinate in right of payment to all of our Senior Debt. “Senior Debt” includes substantially all current and future indebtedness of the Company, other than trade accounts payable, accrued liabilities arising in the ordinary course of business and other junior subordinated indebtedness of the Company ranking equally in right of payment with the Series F Subordinated Debentures (and the Series F Guarantee). At March 31, 2003, the Company’s Senior Debt totaled approximately $3,296 million and the Company’s indebtedness ranking equally in right of payment with the Series F Subordinated Debentures (and the Series F Guarantee) totaled approximately $1,134 million.

We are a non-operating holding company, whose principal asset and source of income is our investment in The Bank of New York, referred to as the “Bank”. We are a legal entity separate and distinct from the Bank and our other subsidiaries and, therefore, rely primarily on dividends from these subsidiaries to meet our obligations and to provide funds for payment of dividends to our shareholders, to the extent declared by our board of directors. There are various legal limitations on the extent to which the Bank and the other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. At March 31, 2003, the Bank could pay dividends of approximately $159 million to us. This dividend capacity will increase in the remainder of 2003 to the extent of the Bank’s net income less dividends. Although we maintain cash positions for liquidity at the holding company level, if the Bank or other of our subsidiaries were unable to supply us with cash over time, we could be unable to meet our obligations, including with respect to the Series F Subordinated Debentures (and the Series F Guarantee), or declare or pay dividends in respect of our capital stock. See “Certain Regulatory Considerations—Restrictions on Payment of Dividends” in the accompanying prospectus.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the Series F Subordinated Debentures, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of the Bank and The Bank of New York (Delaware), their depositors), except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The rights of holders of Series F Subordinated Debentures (and the Series F Guarantee) to benefit from those distributions will also be junior to those prior claims. Consequently, the Series F Guarantee and the Series F Subordinated Debentures (and, therefore, the Series F Trust Preferred Securities) will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries. You should look only to the assets of the Company for payments in respect of the Series F Guarantee and the Series F Subordinated Debentures (and, therefore, the Series F Trust Preferred Securities).

The Series F Subordinated Debentures, the Indenture and the Series F Guarantee do not limit the ability of the Company or its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the Series F Subordinated Debentures and the Series F Guarantee. For more information, please refer to “Description of Guarantees—Status of the Guarantees” and “Description of Junior Subordinated Debt Securities—Subordination” in the accompanying prospectus.

Payments on Series F Trust Preferred Securities are dependent on our payments on Series F Subordinated Debentures.

The ability of the Series F Trust to timely pay Distributions on the Series F Trust Preferred Securities and to pay the Liquidation Amount is dependent solely upon our making the related payments on the Series F Subordinated Debentures when due.

If we default on our obligation to pay principal of or interest on the Series F Subordinated Debentures, the Series F Trust will not have sufficient funds to pay Distributions or the Liquidation Amount. As a result, you will not be able to rely upon the Series F Guarantee for payment of these amounts. Instead, you or the Property Trustee may sue the Company to enforce the rights of the Series F Trust under the Series F Subordinated Debentures. For more information, please refer to “Relationship Among the Trust Preferred Securities, the Corresponding Junior Subordinated Debt Securities, the Expense Agreement and the Guarantees—Full and Unconditional Guarantee” in the accompanying prospectus.

Holders of the Series F Trust Preferred Securities will have no protection under the terms of the Series F Trust Preferred Securities or the Indenture against any sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

Distribution payments on the Series F Trust Preferred Securities could be deferred for substantial periods, but holders would continue to recognize income for United States federal income tax purposes.

As long as there is no event of default under the Indenture that has occurred but has not been cured, we will have the right, at one or more times, to defer interest payments on the Series F Subordinated Debentures for up to 20 consecutive quarters (but not beyond the Stated Maturity). There is no limit on the number of Extension Periods we may begin.

If we defer interest payments on the Series F Subordinated Debentures, the Series F Trust also will defer payment of Distributions on the Series F Trust Preferred Securities. During an Extension Period, you will still accumulate Distributions at an annual rate of 5.95% of the Liquidation Amount of the Series F Trust Preferred Securities, and you will accumulate additional distributions on the deferred Distributions at the same rate (to the extent permitted by law). If we exercise our right to defer interest payments on the Series F Subordinated Debentures, the Series F Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid Distributions on the Series F Trust Preferred Securities. If you sell your Series F Trust Preferred Securities during an Extension Period, you may not receive the same return on your investment as someone who continues to hold the Series F Trust Preferred Securities. See “Description of Series F Trust Preferred Securities—Distributions” and “Description of Series F Subordinated Debentures—Option to Defer Interest Payments”.

During an Extension Period, you will be required to accrue interest income for United States federal income tax purposes in respect of your pro rata share of the Series F Subordinated Debentures held by the Series F Trust, even if you are a cash basis taxpayer. As a result, you will be required to include that accrued interest income in your gross income for U.S. federal income tax purposes before you actually receive any cash attributable to that income. You also will not receive the cash related to any accrued and unpaid interest from the Series F Trust if you sell the Series F Trust Preferred Securities before the end of any Extension Period. See “Certain Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount” and “—Sale or Redemption of Series F Trust Preferred Securities”.

We may redeem the Series F Subordinated Debentures if certain tax or regulatory events occur.

If a Tax Event or a Capital Treatment Event occurs, we have the right to redeem the Series F Subordinated Debentures in whole, but not in part, within 90 days. If we redeem the Series F Subordinated Debentures, the Series F Trust will be required to redeem the Series F Securities. Thus, it is possible that the Series F Trust Preferred Securities could be redeemed before May 1, 2008. See “Description of Series F Subordinated Debentures—Redemption” and “Description of Series F Trust Preferred Securities—Redemption”.

A Tax Event, generally described, could result from amendments or changes in U.S. federal income tax laws or regulations, including those arising from judicial decisions or administrative pronouncements, that could have adverse tax consequences for the Company or the Series F Trust in connection with the Series F Subordinated Debentures or the Series F Trust Preferred Securities.

A Capital Treatment Event, generally described, could result from amendments or changes in laws, including those arising from judicial decisions or administrative pronouncements, that could have adverse consequences for us under the capital adequacy guidelines of the Federal Reserve.

The Series F Trust may distribute the Series F Subordinated Debentures in exchange for the Series F Trust Preferred Securities, which could affect the market price and could be a taxable event in certain circumstances.

The Series F Trust will terminate upon the occurrence of certain events, including if we in our sole discretion elect to terminate the Series F Trust. Upon termination of the Series F Trust, subject to the terms of the Trust Agreement and after satisfying all liabilities to the Series F Trust’s creditors, the Property Trustee may distribute the Series F Subordinated Debentures to the holders of the Series F Trust Preferred Securities in exchange for a Like Amount of Series F Trust Preferred Securities. We must use our best efforts to list the Series F Subordinated Debentures on the New York Stock Exchange (or such other stock exchange or organization, if any, on which the Series F Trust Preferred Securities are then listed) if an exchange distribution occurs. However, we can give no assurance that the Series F Subordinated Debentures will be approved for listing or that a trading market will exist for the Series F Subordinated Debentures. See “Description of Series F Trust Preferred Securities—Liquidation of Series F Trust and Distribution of Series F Subordinated Debentures to Holders”.

We cannot predict the market prices for the Series F Subordinated Debentures that may be distributed. Accordingly, the Series F Subordinated Debentures that you receive upon an exchange distribution, or the Series F Trust Preferred Securities that you hold pending such a distribution, may trade at a discount to the price that you paid for the Series F Trust Preferred Securities.

Under current United States federal income tax law, you would not be taxed if the Property Trustee distributed the Series F Subordinated Debentures to you upon liquidation of the Series F Trust. If, because of a Tax Event, the Series F Trust became subject to United States federal income tax with respect to income accrued or received on the Series F Subordinated Debentures, the distribution of Series F Subordinated Debentures to United States holders by the Series F Trust would be a taxable event to the Series F Trust and to each United States holder. See “Certain Federal Income Tax Consequences—United States Holders—Distribution of Series F Subordinated Debentures to Holders of Series F Trust Preferred Securities”.

We may redeem the Series F Subordinated Debentures prior to their stated maturity.

We will have an option to redeem the Series F Subordinated Debentures—and therefore cause the Series F Trust to redeem a Like Amount of the Series F Securities—at any time on or after May 1, 2008. You should assume that we will exercise our redemption option if we are able to refinance at a lower interest rate or it is in our interest to redeem the Series F Subordinated Debentures at such time. Consequently, your Series F Trust Preferred Securities could be redeemed as early as five years after the issue date of the Series F Trust Preferred Securities. See “Description of Series F Trust Preferred Securities—Redemption”.

Our deferral rights and the tax treatment of the Series F Trust Preferred Securities could adversely affect market prices for the Series F Trust Preferred Securities.

Our right to defer interest payments on the Series F Subordinated Debentures may cause the market price of the Series F Trust Preferred Securities to be more volatile than the market prices of similar securities that are not subject to this right. Any exercise of this right could cause the market price of the Series F Trust Preferred Securities to decline. Accordingly, the Series F Trust Preferred Securities that you purchase, whether in this Offering or in the secondary market, or the Series F Subordinated Debentures that you may receive on liquidation of the Series F Trust, may trade at a discount to the price that you paid for the Series F Trust Preferred Securities. See “Description of the Series F Subordinated Debentures” and “Description of Junior Subordinated Debt Securities—Corresponding Junior Subordinated Debt Securities” in the accompanying prospectus.

If you sell your Series F Trust Preferred Securities before the record date for the payment of Distributions, then you will not receive payment of a Distribution for the period before the disposition. However, you will be required to include accrued but unpaid interest on the Series F Subordinated Debentures through the date of disposition as ordinary income for United States federal income tax purposes and, if we have at any time deferred interest payments on the Series F Subordinated Debentures, add the amount of the accrued but unpaid interest to your tax basis in the Series F Trust Preferred Securities. Your increased tax basis in the Series F Trust Preferred Securities will increase the amount of any capital loss or decrease the amount of any capital gain that you may have otherwise realized on the sale. Subject to certain limited exceptions, you cannot offset ordinary income against capital losses for United States federal income tax purposes. See “Certain Federal Income Tax Consequences—United States Holders—Sale or Redemption of Series F Trust Preferred Securities”.

Holders of Series F Trust Preferred Securities will have limited voting rights.

Holders of Series F Trust Preferred Securities will have limited voting rights relating principally to the amendment of the Trust Agreement and the Series F Guarantee. Holders of Series F Trust Preferred Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except if a Debenture Event of Default has occurred and is continuing. We will have exclusive rights to appoint, replace or remove any of the Administrative Trustees. See “Description of Trust Preferred Securities—Voting Rights; Amendment of Each Trust Agreement” and “—Removal of BNY Trust Trustees” in the accompanying prospectus.

There has been no prior market for the Series F Trust Preferred Securities.

Before this Offering, there has been no market for the Series F Trust Preferred Securities. Although the Series F Trust has applied to list the Series F Trust Preferred Securities on the New York Stock Exchange, a listing does not guarantee that a trading market for the Series F Trust Preferred Securities will develop or, if a trading market for the Series F Trust Preferred Securities does develop, the depth of that market and the ability of the holders to easily sell their Series F Trust Preferred Securities.

Risks Relating to Our Business

We are dependent upon fee-based business for the majority of our revenues.

Our operational focus is on fee-based businesses, as distinct from commercial banking institutions that earn most of their revenues from traditional interest-generating products and services. Our business strategy centers on redeploying our assets away from traditional corporate banking in order to further concentrate on fee-based businesses, including securities processing, custody, corporate trust and asset management. In the first quarter of

2003, approximately 69% of our total revenues came from fee-based business with the balance from interest earnings on corporate and retail loans. We estimate that, upon the closing of our proposed acquisition of the Pershing unit of Credit Suisse First Boston (USA), Inc., which we refer to as the “Pershing Business”, fee-based revenues will increase to approximately 74% of our total revenues in 2003, on a pro forma basis. Accordingly, our overall results of operations will become increasingly dependent on the performance of our fee-based businesses.

Our fee-based revenues could be adversely affected by a slowing of capital market activity or significant declines in market values.

Fees for many of our products and services are based on the volume of transactions processed, the market value of assets managed and administered, securities lending volume and spreads, and fees for other services rendered. Asset-based fees are typically determined on a sliding scale so that, as the value of a client portfolio grows, we receive a smaller percentage of the increasing value as fee income. Significant declines in the values of capital assets, particularly equities, would reduce the market value of some of the assets we manage and administer and result in a corresponding decrease in the amount of fees we receive and therefore would have an adverse effect on our results of operations. Similarly, significant declines in the volume of capital markets activity would reduce the number of transactions we process and the amount of securities lending we do and therefore would also have an adverse effect on our results of operations.

Our fee-based revenues could be adversely affected by a stable exchange-rate environment or decreased cross-border investing activity.

The degree of volatility in foreign exchange rates can affect the amount of our foreign exchange trading revenue. In general, we benefit from currency volatility. Accordingly, our foreign exchange revenue is likely to decrease during times of decreased currency volatility.

Our future revenue may increase or decrease depending upon the extent of increases or decreases in cross-border or other investments made by our clients. Economic and political uncertainties resulting from terrorist attacks, military actions or other events, including changes in laws or regulations governing cross-border transactions, including currency controls, could result in decreased cross-border investment activity.

Our ability to retain existing business and obtain new business is dependent on our consistent execution of the fee-based services we perform.

We provide custody, accounting, daily pricing and administration, master trust and master custody, investment management, trustee and recordkeeping, foreign exchange, securities lending, securities clearance, cash management, trading and information services to clients worldwide. Assets under custody and assets under management are held by us in a custodial or fiduciary capacity and are not included as assets of ours. If we fail to perform these services in a manner consistent with our fiduciary, custodial and other obligations, existing and potential clients may lose confidence in our ability to properly perform these services and our business may be adversely affected. In addition, any such failure may result in contingent liabilities that could have an adverse effect on our financial condition or losses that could have an adverse effect on our results of operations.

We could incur income statement charges if our loan reserve is inadequate.

In the fourth quarter of 2002, we took a $390 million pre-tax loan loss provision and a related $240 million charge-off for impaired credits, principally for our airline leasing exposure to United Airlines. In the third quarter of 2002, we took a $185 million pre-tax loan loss provision for impaired credits in the telecommunications industry. We have continuing exposure to these sectors, as well as to many other markets. We cannot provide any assurance that additional charge-offs related to these sectors or to different credit risks may occur in the future. Though credit risk is inherent to lending activities, our revenues and profitability are adversely affected when our borrowers default in whole or in part in their loan obligations to us. We rely on our business experience to estimate future defaults, which we use to create loan loss reserves against our loan portfolio. We cannot provide any assurance that these reserves, based on management estimates, will not be required to be augmented due to an unexpectedly high level of defaults. If our loan reserve is not sufficient, we would be required to record a larger loan reserve against current earnings.

The terrorist attacks on the United States, the war with Iraq and ensuing events and global and regional economic factors and changes may have a continuing negative impact on our business.

Our expenses have increased as a result of our responses to and new requirements to which we are subject as a result of the September 11, 2001 terrorist attacks. Among these responses have been actions taken to enhance our capabilities, disperse our operations and establish redundancies to avoid future disruptions in processing in the event of terrorist attacks or natural catastrophes. We have made substantial capital outlays for physical plant and computers and communications equipment, and will incur future costs to maintain such facilities. These and other costs are not by their nature intended to enhance profitability, and we cannot predict whether further new requirements will be imposed upon us or whether new such investments will be deemed prudent in the future, and, in either case, cause us to incur significant expenses unrelated to the enhancement of our operations and financial performance.

Future events, including terrorist attacks, that damage our physical facilities or disrupt our operational functions, including information processing and financial market settlement functions, or similarly affect those with whom we do business, would likely also adversely affect our results of operations.

In general, we benefit from increases and may be adversely affected by decreases in the volume of financial market transactions of the type that we service. Since we provide services worldwide, global and regional economic factors and changes or potential changes in laws and regulations affecting our business, including volatile currencies, the pace of inflation, changes in monetary policy, changes in domestic and international banking supervisory regulations, including capital requirements, and social and political instability, including the war with Iraq, could adversely affect our results of operations. For example, the significant slowing of economic growth globally is adversely affecting worldwide equity values and the level of business activity. The terrorist attacks that took place in the United States on September 11, 2001, and subsequent military and terrorist activities, have caused additional economic and political uncertainties. These activities, the national and global efforts to combat terrorism and other potential military activities and outbreaks of hostilities have affected and may further adversely affect economic growth, and may have other adverse effects on us in ways that we are necessarily unable to predict.

Our business may be negatively affected by adverse publicity with respect to the financial services industry and well-known companies.

Financial reporting irregularities involving large and well-known companies and adverse publicity with respect to the financial services industry may have adverse effects on us in ways that are not predictable. The result of such factors may include increased regulatory supervision and compromised client relations.

Our net interest income and cash flows are affected by the interest rate environment.

Our net interest income and cash flows are affected by changes in interest rates, over which we have no control. Our net interest income is the difference between the interest income earned on our interest-earning assets, such as loans, and the interest expense incurred on our interest-bearing liabilities, such as deposits. Trends in interest rates also directly affect our securities lending revenue, which is recorded in both our servicing and management fees. In the short term, our net interest income and securities lending revenue generally increase during periods of falling interest rates and generally decrease during periods of rising interest rates because interest-bearing liabilities reprice sooner than interest-earning assets. Sustained lower interest rates and a flat yield curve may have a constraining effect on our net interest income and securities lending revenue growth. Sustained higher interest rates may also have a constraining effect on our net interest income because loan demand generally contracts during periods of higher interest rates.

Our revenues could be adversely affected by negative trends in savings rates or in individuals’ investment preferences.

Our business generally benefits when individuals invest their savings in mutual funds and other collective funds or in defined contribution pension plans. If there is a decline in the savings rates of individuals, or if there is a change in investment preferences that leads to less investment in mutual funds, other collective funds and defined contribution plans, our revenues could be adversely affected. Reduced levels of economic growth and prominent financial scandals could have continuing adverse effects on these factors.

Our competitive position is dependent on our ability to effectively develop new services, and we may incur substantial development costs without achieving corresponding gains in profitability.

Our ability to successfully compete for business depends in part on our ability to develop and market new and innovative services, and to adopt or develop new technologies that differentiate our products or provide cost efficiencies. Rapid technological change in our industry, together with competitive pressures, require us to make significant and ongoing investments to bring new services to market in a timely fashion at competitive prices. We cannot provide any assurance that our technology spending will achieve gains in competitiveness or profitability, and the costs we incur in product development could be substantial.

We are subject to intense competition in all aspects of our business, which could negatively affect our ability to maintain or increase our profitability.

The businesses in which we operate are intensely competitive around the world. Other domestic and international banks and financial service companies such as trading firms, broker dealers and asset managers aggressively compete with us for fee-based business. We also face competition from both unregulated and regulated financial services organizations, whose products and services span the local, national and global markets in which we conduct operations.

A wide variety of domestic and foreign companies compete for fee-based businesses, such as processing and clearing services. The introduction by our competitors of services that could replace or provide lower-cost alternatives to our services would also adversely affect our business. Commercial banks, savings banks, savings and loan associations and credit unions actively compete for deposits, and money market funds and brokerage houses offer deposit-like services. These institutions, as well as consumer and commercial finance companies, national retail chains, receivables factors, insurance companies and pension trusts, are important competitors for various types of loans. Issuers of commercial paper compete actively for funds and reduce demand for bank loans. Insurance companies, investment counseling firms, brokerage houses and other business firms and individuals offer active competition for personal and corporate trust services and investment counseling services.

We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to market entry, enabled banks to expand their geographic reach by providing services over the Internet and enabled non-depository institutions to offer products and services that traditionally have been provided by banks. Recent changes in federal banking law permit affiliation among banks, securities firms and insurance companies, which also will change the competitive environment in which we conduct business.

Our internal strategies and forecasts assume a growing client base and increasing client usage of our services. A decline in the pace at which we attract new clients and a decline of the pace at which existing and new clients use additional services and assign additional assets to us for management or custody would adversely affect our future results of operations. A decline in the rate at which our clients outsource functions, such as their internal accounting activities, would also adversely affect our results of operations.

We may not be able to complete our acquisition of the Pershing Business.

The closing of our acquisition of the Pershing Business is subject to various regulatory approvals which we expect to obtain and other conditions which we expect will be met. However, it is possible that the required approvals will be delayed or will not be obtained, or that satisfaction of the other conditions may occur on a delayed basis or not at all. Accordingly, the closing of the acquisition may not occur in the timeframe that we expect, and it is possible that the closing may not occur at all. A delayed closing will set back our efforts to integrate the Pershing Business. If we are unable to close the acquisition we will have diverted resources away from pursuits that would have proved ultimately to be more beneficial to our business.

If we fail to successfully integrate the Pershing Business on a timely basis we will not realize the expected financial benefits from the acquisition.

If we are able to close the acquisition of the Pershing Business, we will then commence the process of integrating the Pershing Business into our existing operations, which will cause us to incur integration risk. In order to achieve the expected benefits of the acquisition, we will seek to retain a substantial portion of the Pershing Business’ current client base, market our investment services to these clients and retain key employees of the Pershing Business. We will also seek to migrate BNY Clearing clients onto the Pershing platform, which may require client consents in some cases. Although efforts are being made to retain the clients of the Pershing Business, we expect that some clients will elect other service providers as a result of the acquisition, and that we will lose customers to normal course turnover after the acquisition. We also expect that our competitors will actively solicit existing clients and the clients of the Pershing Business during the transition of these clients into our operations. In addition, competitive market pressures may force us to reduce the fees currently charged by the Pershing Business. We cannot be certain that we will not experience client attrition or revenue loss in the Pershing Business after the closing in excess of our expectations.

We expect to complete the integration of substantially all of the Pershing Business within 12 months of closing. The scale, scope and nature of the integration and client retention efforts required as a result of the acquisition of the Pershing Business present a significant challenge to us, and we may be unable to integrate the Pershing Business on the expected schedule, realize the cost savings and economies of scale we are currently expecting to achieve or retain a significant number of clients of the Pershing Business, any of which could adversely impact our expected financial benefits from the acquisition. Furthermore, the integration of the Pershing Business will require a significant commitment of time and resources by our management and other personnel. This could adversely affect our ability to service and retain our existing securities clearance clients and could divert the attention of management from the rest of our business.

If global pension reforms are slowed or cease, our revenue growth may be adversely affected.

We expect that our business will benefit from worldwide pension reform that creates additional pools of assets that use custody and related services, and investment management services. If the pace of pension reform and resulting programs, including public and private pension plans, slows down or if substantial pension reform does not occur, particularly in markets in which we are active, then our revenue growth may be adversely affected.

If our ability to access the capital markets is diminished, our business may be adversely affected and we may be unable to complete the acquisition of the Pershing Business.

Our business is dependent in part on our ability to successfully access the capital markets on a regular basis. In addition, we expect to raise approximately an additional $600 million in debt financing, together with approximately $397 million that we received on March 12, 2003 from our offering of our 3.40% Fixed Rate/Floating Rate Senior Subordinated Notes due 2013 and approximately $1 billion that we expect to receive from the sale of our common stock upon the settlement of forward sale agreements that we entered into in January 2003, to fund the purchase price for the Pershing Business. We rely on access to both short-term money markets and long-term capital markets as significant sources of liquidity to the extent liquidity requirements are not satisfied by the cash flow from our consolidated operations. Events or circumstances, such as market disruptions or a change in our credit rating, that limit our access to capital markets may increase our cost of borrowing or may adversely affect our liquidity, impair our ability to execute our business plan, including the completion of the acquisition of the Pershing Business, or delay the consummation of acquisitions that we would otherwise rely on for future growth.

We are subject to regulatory capital adequacy guidelines, and if we fail to meet these guidelines our financial condition would be adversely affected.

Under regulatory capital adequacy guidelines and other regulatory requirements, we and the Bank must meet guidelines that include quantitative measures of assets, liabilities and certain off-balance sheet items, subject to qualitative judgments by regulators about components, risk weightings and other factors. If we fail to meet these minimum capital guidelines and other regulatory requirements, our financial condition would be materially and adversely affected. The regulatory accords on international banking institutions to be reached by the Basel Committee on Banking Supervision may require us to meet additional capital adequacy measures. We cannot predict the final form of, or the effects of, the regulatory accords. Our failure to maintain the status of “well capitalized” under our regulatory framework could affect the confidence of our clients in us, thus compromising our competitive position. In addition, failure to maintain the status of “well capitalized” under our regulatory framework or “well managed” under regulatory exam procedures could compromise our status as a financial holding company and related eligibility for a streamlined review process for acquisition proposals.

Our business strategy includes pursuing opportunistic acquisitions, as well as divestitures, which subject us to acquisition- and divestiture-related risks.

Our business strategy includes pursuing opportunistic acquisitions of complementary businesses and technologies and development of strategic alliances, as well as divestitures of portions of our business. Pursuing an acquisition strategy will subject us to acquisition-related risks. These risks include, but are not limited to:

•	incurring higher capital expenditures and operating expenses;

•	failing to integrate acquired operations;

•	entering new and unfamiliar markets;

•	diverting resources to acquired businesses and the pursuit of acquisitions;

•	incurring undiscovered liabilities;

•	disrupting ongoing business;

•	impairing relationships with employees and clients;

•	incurring increased systems expenses; and

•	incorrectly valuing acquisition candidates.

Similarly, selling or agreeing to sell portions of our business may subject us to risks. We may not be able to successfully complete any divestitures on satisfactory terms, if at all, and proposed sales that are complex or time consuming could divert management resources. If we are unable to divest operations identified by management to be divestiture candidates our profitability and financial ratios could be adversely affected. We cannot provide any assurance that our overall business will benefit from any given divestiture. Divestitures may result in reductions in revenues and net income. We may also be subject to claims from buyers or third parties as a result of certain divestitures that we make, even after those divestitures have been consummated.

If third parties misappropriate our intellectual property, our business may be adversely affected.

We use trademark, trade secret, copyright and other proprietary rights and procedures to protect our intellectual property and technology resources. Despite our efforts, we cannot be certain that the steps we take to prevent unauthorized use of our proprietary rights are sufficient to prevent misappropriation of our technology, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States. In addition, we cannot assure you that courts will adequately enforce contractual arrangements which we have entered into to protect our proprietary technologies. If any of our proprietary information were misappropriated by or otherwise disclosed to our competitors, our competitive position could be adversely affected. We may incur substantial costs to defend ownership of our intellectual property or to replace misappropriated proprietary technology.

BNY CAPITAL V

BNY Capital V is a statutory trust created under Delaware law pursuant to the Trust Agreement and the filing of a certificate of trust with the Delaware Secretary of State on November 12, 1996. The Series F Trust’s business and affairs are conducted by Bank One, National Association, as Property Trustee, and two individual Administrative Trustees who are employees or officers of, or affiliated with, the Company. The Series F Trust exists for the exclusive purposes of (i) issuing and selling the Series F Securities, (ii) using the proceeds from the sale of Series F Securities to acquire Series F Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Series F Trust Preferred Securities). Accordingly, the Series F Subordinated Debentures will be the sole assets of the Series F Trust, and payments under the Series F Subordinated Debentures will be the sole revenue of the Series F Trust. All of the Series F Common Securities will be owned by the Company. The Series F Common Securities will rank equally, and payments will be made thereon pro rata, with the Series F Trust Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Company, as holder of the Series F Common Securities, to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series F Trust Preferred Securities. See “Description of Trust Preferred Securities—Subordination of Trust Common Securities” in the accompanying prospectus. The Company will acquire Series F Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Series F Trust. The Series F Trust has a term of 55 years from the date it issues the Series F Trust Preferred Securities, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series F Trust is One Wall Street, New York, New York 10286, Attention: Secretary, and its telephone number is (212) 495-1784. See “The BNY Trusts” in the accompanying prospectus. It is anticipated that the Series F Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE COMPANY

The Bank of New York Company, Inc. is a financial holding company and, together with its consolidated subsidiaries, had total assets of over $79 billion as of March 31, 2003. We provide a complete range of banking and other financial services to corporations and individuals worldwide through our basic businesses, namely, Securities Servicing, Global Payment Services, BNY Asset Management and Private Client Services, Corporate Banking, Global Market Services, and Retail Banking.

We have focused our strategy on high-growth, fee-based businesses that have transformed the Company from a traditional commercial bank into a premier global securities servicing provider. Our breadth of products and services allow us to build client relationships with investors, issuers and financial intermediaries through many different avenues in major markets and regions throughout the world. Our well-diversified franchise has become an integral part of the infrastructure of the global capital markets.

The Company is a non-operating holding company, whose principal asset and source of income is its investment in the Bank. The Company is a legal entity separate and distinct from the Bank and the Company’s other subsidiaries and, therefore, relies primarily on dividends from such subsidiaries to meet its obligations, including obligations under the Series F Subordinated Debentures. There are various legal limitations on the extent to which the Bank and the other subsidiaries can finance or otherwise supply funds to the Company (by dividend or otherwise) and certain of its affiliates. See “Certain Regulatory Considerations—Restrictions on Payment of Dividends” in the accompanying prospectus.

The Company has its principal executive offices at One Wall Street, New York, New York 10286, telephone number (212) 495-1784.

WHERE YOU CAN FIND MORE INFORMATION

The Securities and Exchange Commission allows us to “incorporate by reference” the information filed by us with the SEC, which means that we can refer you to important information without restating it in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 2002 and our Current Reports on Form 8-K dated January 8, 22 and 23, March 7, 14 and 28, and April 16, 2003 (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules), and any future filings that we make with the SEC under the Exchange Act if the filings are made prior to the time that all of the Series F Trust Preferred Securities are sold in this offering. You can also find more information about us from the sources described under “Where You Can Find More Information” in the accompanying prospectus.

USE OF PROCEEDS

The Series F Trust will invest all of the proceeds from the sale of Series F Trust Preferred Securities, together with the proceeds from the sale of Series F Common Securities to the Company, in Series F Subordinated Debentures. We estimate the net proceeds to us from the sale of the Series F Subordinated Debentures to the Series F Trust, after deducting the underwriting commission and expenses payable by us, to be approximately $338,575,000. We intend that the proceeds from the sale of such Series F Subordinated Debentures will be used to fund the redemption of our 7.05% Series D Trust Preferred Securities at a redemption price equal to 100% of the liquidation amount thereof, or $300,000,000, plus accumulated and unpaid distributions thereon to the redemption date, and for general corporate purposes, which may include part of the purchase price of the Pershing Business.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2003 on an actual basis and an as adjusted basis to give effect to:

•	our issuance of 40 million shares of our common stock at an initial forward price of $25.11 pursuant to the settlement of forward sale agreements we entered into in January 2003;

•	our issuance and sale in March 2003 of $400 million principal amount of our 3.40% Fixed Rate/Floating Rate Senior Subordinated Notes due 2013;

•	our issuance and sale, in three different tranches in February and March 2003, of approximately $22 million principal amount of our Senior Subordinated Medium-Term Notes Series F; and

•	the Offering and the application of the net proceeds thereof as described above under “Use of Proceeds”.

In the event that the acquisition of the Pershing Business does not close prior to January 23, 2004, or a public announcement prior to such time is made by us and Credit Suisse First Boston (USA), Inc. that the closing will not occur, we may elect to not issue shares of our common stock in settlement of the forward sale agreements, and instead settle the agreements through cash settlement. If the market value of our common stock at the time of settlement is above the forward price, we would pay the purchasers under the forward sale agreements an amount in cash equal to the difference, which could be substantial. The outstanding share information in the table below excludes an estimated 68,832,258 shares issuable under outstanding options. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes in our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	March 31, 2003
	Actual	As Adjusted
	(in millions)
Total Long-term Debt(1)	$5,685	$6,157

Shareholders’ Equity:
Preferred Shareholders’ Equity:
Class A Preferred Stock—par value $2.00 per share, authorized 5,000,000 shares, outstanding 3,000 shares	—	—
Common Shareholders’ Equity:
Common Stock—par value $7.50 per share, authorized 2,400,000,000 shares, issued 997,464,621 shares and 1,037,464,621 shares, as adjusted	7,481	7,781
Additional Capital	848	1,552
Retained Earnings	4,894	4,894
Accumulated Other Comprehensive Income	122	122
Treasury Stock, at Cost (266,686,975 shares, at cost)	(6,468)	(6,468)
Loan to ESOP, at Cost (485,533 shares, at cost)	(3)	(3)

Total Common Shareholders’ Equity	6,874	7,878

Total Shareholders’ Equity	6,874	7,878

Total Capitalization	$12,559	$14,035

(1)	As described herein, the sole assets of the Series F Trust will be $360,825,000 of Series F Subordinated Debentures due 2033, issued by the Company to the Series F Trust. The Company owns all of the Series F Common Securities of the Series F Trust, which accrue distributions at the rate of 5.95% per annum.

ACCOUNTING TREATMENT

For financial reporting purposes, the Series F Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Series F Trust will be included in the consolidated financial statements of the Company. The Series F Trust Preferred Securities will be classified as long-term debt in the consolidated balance sheets of the Company and appropriate disclosure about the Series F Trust Preferred Securities and the Series F Subordinated Debentures will be included in the notes to the Company’s consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Series F Trust Preferred Securities as an expense in the consolidated statements of income.

Future reports we file under the Exchange Act will include a footnote to the consolidated financial statements stating that the Series F Trust is wholly-owned and that the sole assets of the Series F Trust are the Series F Subordinated Debentures (specifying the principal amount, interest rate and maturity date of the Series F Subordinated Debentures).

DESCRIPTION OF SERIES F TRUST PREFERRED SECURITIES

General

The following summary of certain terms and provisions of the Series F Trust Preferred Securities supplements the description of the terms and provisions of the Series F Trust Preferred Securities set forth in the accompanying prospectus under the heading “Description of Trust Preferred Securities”, to which description reference is hereby made. This summary of certain terms and provisions of the Series F Trust Preferred Securities, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement to which reference is hereby made. The form of Trust Agreement has been filed as an exhibit to the registration statement of which the accompanying prospectus forms a part.

Distributions

The Series F Trust Preferred Securities represent preferred undivided beneficial interests in the assets of the Series F Trust. Preferential cumulative cash distributions (“Distributions”) on the Series F Trust Preferred Securities will be payable at the annual rate of 5.95% of the stated Liquidation Amount of $25, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, a “Distribution Date”), to the holders of the Series F Trust Preferred Securities at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding the relevant Distribution Date. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Series F Trust Preferred Securities will be August 1, 2003. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month during such period. In the event that any Distribution Date for the Series F Trust Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay) with the same force and effect as if made on the Distribution Date on which such payment was originally payable. The Paying Agent for the Series F Trust Preferred Securities shall be the Bank. See “Description of Trust Preferred Securities—Distributions” in the accompanying prospectus.

So long as no event of default under the Indenture has occurred and is continuing, the Company has the right under the Indenture to defer payments of interest on the Series F Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series F Subordinated Debentures. As a consequence of any such deferral of interest payments by the Company, quarterly Distributions on the Series F Trust Preferred Securities will also be deferred by the Series F Trust during any such Extension Period. Distributions to which holders of the Series F Trust Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 5.95% thereof, compounded quarterly from the relevant Distribution Date. The term “Distributions” as used herein shall include any such additional Distributions. See “Description of Series F Subordinated Debentures—Option to Defer Interest Payments”.

Redemption

Upon the repayment or redemption, in whole or in part, of the Series F Subordinated Debentures, whether at Stated Maturity, upon acceleration or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of the Series F Securities, allocated between the Series F Common Securities and the Series F Trust Preferred Securities in proportion to their respective Liquidation Amounts, upon not less than 30 nor more than 60 days’ notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the Series F Trust Preferred Securities (the “Redemption Price”), equal to the aggregate Liquidation Amount of such Series F Trust Preferred Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the “Redemption Date”). See “Description of Trust Preferred Securities—Redemption or Exchange” in the accompanying prospectus. For a description of the Stated Maturity and redemption provisions of the Series F Subordinated Debentures, see “Description of Series F Subordinated Debentures—General” and “—Redemption”.

Liquidation of Series F Trust and Distribution of Series F Subordinated Debentures to Holders

The Company will have the right at any time to liquidate the Series F Trust and cause the Series F Subordinated Debentures to be distributed to the holders of the Series F Trust Preferred Securities in exchange therefor upon liquidation of the Series F Trust. The Company will commit to the Federal Reserve that, so long as the Company (or any affiliate) is a holder of Series F Common Securities, the Company will not exercise such right without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

Under current United States federal income tax law, a distribution of Series F Subordinated Debentures in exchange for Series F Trust Preferred Securities would not be a taxable event to holders of the Series F Trust Preferred Securities. If, because of a Tax Event, the Series F Trust became subject to United States federal income tax with respect to income accrued or received on the Series F Subordinated Debentures, the distribution of Series F Subordinated Debentures to United States holders by the Series F Trust would be a taxable event to the Series F Trust and to each United States holder. See “Certain Federal Income Tax Consequences—United States Holders—Distribution of Series F Subordinated Debentures to Holders of Series F Trust Preferred Securities”. If the Company elects neither to redeem the Series F Subordinated Debentures prior to maturity nor to liquidate the Series F Trust and distribute the Series F Subordinated Debentures to holders of the Series F Trust Preferred Securities in exchange therefor, the Series F Trust Preferred Securities will remain outstanding until the Stated Maturity of the Series F Subordinated Debentures.

Liquidation Value

The amount payable on the Series F Trust Preferred Securities in the event of any liquidation of the Series F Trust is $25 per Series F Trust Preferred Security plus accumulated and unpaid Distributions, which may be in the form of a distribution of a Like Amount of Series F Subordinated Debentures, subject to certain exceptions. See “Description of Trust Preferred Securities—Liquidation and Distribution Upon Termination” in the accompanying prospectus.

Book-Entry System; Denominations; Delivery and Form

General

The Series F Trust Preferred Securities will initially be represented by one or more global securities in registered form. They will be deposited with or on behalf of DTC or its nominee and registered in the name of Cede & Co., as nominee of DTC. The Series F Trust Preferred Securities will be issued only in denominations of $25 and integral multiples thereof. Until the Series F Trust Preferred Securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

The Series F Trust Preferred Securities have been accepted for clearance by DTC, Euroclear and Clearstream, Luxembourg. The initial distribution of the Series F Trust Preferred Securities will be cleared through DTC only. Beneficial interests in the global Series F Trust Preferred Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg. Each of Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of its respective participants through customers’ securities accounts in its name on the books of its depositary, which in turn will hold those positions in customers’ securities accounts in the depositary’s names on the books of DTC. Owners of beneficial interests in the Series F Trust Preferred Securities will receive all payments relating to their Series F Trust Preferred Securities in U.S. dollars.

So long as DTC or its nominee is the registered holder of the global Series F Trust Preferred Securities, it will be considered the sole holder of the Series F Trust Preferred Securities for all purposes under the Trust Agreement. The Issuer Trustees will not recognize any owner of a beneficial interest in Series F Trust Preferred Securities as a holder of Series F Trust Preferred Securities and will instead deal only with DTC or its nominee. Except as described below under “Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have Series F Trust Preferred Securities registered in its name, receive or be entitled to receive physical delivery of Series F Trust Preferred Securities in definitive form or be considered the owner or holder of the Series F Trust Preferred Securities under the Trust Agreement. Each person having an ownership or other interest in Series F Trust Preferred Securities must rely on the procedures of DTC, Euroclear and Clearstream, Luxembourg and, if a person is not a participant, on another securities intermediary through which that person owns its interest, to exercise any rights and obligations of a holder of Series F Trust Preferred Securities.

DTC’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. The Issuer Trustees have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. The Issuer Trustees also do not supervise the depositary in any way. The financial institutions through which you hold your interest in a global security, directly or indirectly, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. The Issuer Trustees will not monitor and are not responsible for the actions of any of those intermediaries.

Payments of any amounts in respect of any global Series F Trust Preferred Securities will be made to DTC. Payments will be made to beneficial owners of Series F Trust Preferred Securities in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither we, the Series F Trust, the Issuer Trustees or any of our or their agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC, Euroclear or Clearstream, Luxembourg and any beneficial owner of an interest in a global security, or for the failure of DTC, Euroclear or Clearstream, Luxembourg or any intermediary to pass through to any beneficial owner any payments that the Property Trustee or any paying agent makes to DTC.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global securities as represented by a global certificate. In particular, you may not be able to sell interests in the Series F Trust Preferred Securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form; and you may not be able to pledge your interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

For more information about holding Series F Trust Preferred Securities in global book-entry form, including a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, please see “Book-Entry Issuance” in the accompanying prospectus.

Issuance of Definitive Securities

So long as DTC holds the global Series F Trust Preferred Securities, the global securities will not be exchangeable for definitive securities unless:

•	DTC notifies the Series F Trust that it is unwilling or unable to continue as a depositary for the global securities and no successor depositary shall have been appointed, or DTC ceases to be a clearing agency registered under the Exchange Act at a time when registration is required for DTC to act as depositary;

•	the Series F Trust in its sole discretion determines that the global securities should be exchanged for definitive securities; or

•	there shall have occurred and be continuing an event of default under the Indenture with respect to the Series F Subordinated Debentures.

If the Series F Trust issues definitive securities in exchange for global Series F Trust Preferred Securities, DTC, as holder of the global Series F Trust Preferred Securities, will surrender them against receipt of the definitive securities, cancel the book-entry securities, and distribute the definitive Series F Trust Preferred Securities to the persons in the amounts that DTC specifies. Each person having an ownership or other interest in Series F Trust Preferred Securities must rely exclusively on the rules and procedures of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and any agreement with any participant of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, or any other securities intermediary through which that person holds its interest to receive or direct the delivery or possession of any definitive security.

Definitive securities will be issued in registered form only in denominations of $25 and any integral multiples thereof. To the extent permitted by law, we and the Issuer Trustees are entitled to treat the person in whose name any definitive security is registered as its absolute owner.

In the event Series F Trust Preferred Securities are issued in definitive form, the transfer of the Series F Trust Preferred Securities will be registrable, and Series F Trust Preferred Securities will be exchangeable for Series F Trust Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the office or agency maintained by the Administrative Trustees for this purpose. The Administrative Trustees have initially designated Bank One, National Association, One Bank One Plaza, Suite 0126, Chicago, Illinois 60670, Attention: Corporate Trust Administration, as their office and agency for this purpose. Definitive Series F Trust Preferred Securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor. For more information regarding the transfer and exchange of definitive securities, see “Description of Trust Preferred Securities—Registrar and Transfer Agent” in the accompanying prospectus.

Also, in the event Series F Trust Preferred Securities are issued in definitive form, the Liquidation Amount, all Distributions and the Redemption Price, if any, will be payable at the corporate trust office of the Property

Trustee located in Chicago, Illinois or at the offices of any paying agent appointed by the Administrative Trustees, provided that any payments may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. Payments in respect of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register. The paying agent shall initially be The Bank of New York. For more information regarding payments in respect of definitive securities, see “Description of Trust Preferred Securities—Payment and Paying Agency” in the accompanying prospectus.

Additional Information Concerning Euroclear and Clearstream, Luxembourg

Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Like DTC, Clearstream, Luxembourg and Euroclear have no knowledge of the actual beneficial owners of interests in a global certificate of the securities. Their records reflect only the identity of their participants to whose accounts those securities are credited. These participants also may or may not be the beneficial owners of interests in a global certificate. Clearstream, Luxembourg and Euroclear participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in a variety of currencies, including U.S. dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including U.S. dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission and the National Bank of Belgium. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. Neither we nor the Issuer Trustees have any control over those systems or their participants, nor do we or any of the Issuer Trustees take any responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Transfers among DTC, Clearstream, Luxembourg and Euroclear Participants

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to Clearstream, Luxembourg or Euroclear, as the case may be, by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. Clearstream or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg and Euroclear participants may not deliver instructions directly to their depositaries.

Because of time zone differences, credits of Series F Trust Preferred Securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a person that does not hold Series F Trust Preferred Securities through Clearstream, Luxembourg or Euroclear will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that Business Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Series F Trust Preferred Securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC.

DESCRIPTION OF SERIES F SUBORDINATED DEBENTURES

General

The following summary of certain terms and provisions of the Series F Subordinated Debentures supplements the description of the terms and provisions of the Junior Subordinated Debt Securities set forth in the accompanying prospectus under the headings “Description of Junior Subordinated Debt Securities”, generally, and “Description of Junior Subordinated Debt Securities—Corresponding Junior Subordinated Debt Securities”, specifically, to which description reference is hereby made. The summary of certain terms and provisions of the Series F Subordinated Debentures set forth below, which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture to which reference is hereby made. The form of Indenture has been filed as an exhibit to the registration statement of which the accompanying prospectus forms a part.

Concurrently with the issuance of the Series F Trust Preferred Securities, the Series F Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Series F Common Securities, in the Series F Subordinated Debentures issued by the Company. The Series F Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture. The Series F Subordinated Debentures will mature on May 1, 2033 (such date, the “Stated Maturity”). The Series F Subordinated Debentures will bear interest at the annual rate of 5.95% of the principal amount thereof, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, an “Interest Payment Date”), commencing August 1, 2003, to the person in whose name each Series F Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day (whether or not a Business

Day) immediately preceding the relevant Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series F Trust, the Series F Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series F Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month during such period. In the event that any date on which interest is payable on the Series F Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 5.95% thereof, compounded quarterly from the relevant Interest Payment Date. The term “interest” as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

The Series F Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Company. At March 31, 2003, the Company’s Senior Debt totaled approximately $3,296 million. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary’s liquidation or reorganization or otherwise (and thus the ability of holders of the Series F Trust Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Series F Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and holders of Series F Subordinated Debentures should look only to the assets of the Company for payments on the Series F Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See “Description of Junior Subordinated Debt Securities—Subordination” in the accompanying prospectus.

Option to Defer Interest Payments

So long as no event of default under the Indenture has occurred and is continuing, the Company has the right under the Indenture at any time or from time to time during the term of the Series F Subordinated Debentures to defer payment of interest on the Series F Subordinated Debentures for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series F Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid on the Series F Subordinated Debentures (together with interest on such unpaid interest at the annual rate of 5.95%, compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Series F Subordinated Debentures (or holders of Series F Trust Preferred Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See “Certain Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount”.

During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debt Securities) that rank equally in all respects with or junior in interest to the Series F Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Company’s capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock, (c) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest on the Series F Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series F Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 5.95% per annum compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of (i) the date on which Distributions on the Series F Trust Preferred Securities would have been payable except for the election to begin such Extension Period and (ii) the date on which the Property Trustee is required to give notice to the New York Stock Exchange, the Nasdaq Stock Market or other applicable stock exchange or automated quotation system on which the Series F Trust Preferred Securities are then listed or quoted or to holders of Series F Trust Preferred Securities of the record date or the date such Distributions are payable. The Debenture Trustee shall give notice of the Company’s election to begin a new Extension Period to the holders of the Series F Subordinated Debentures. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See “Description of Junior Subordinated Debt Securities—Option to Defer Interest Payments” in the accompanying prospectus.

The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series F Subordinated Debentures.

Additional Sums

If the Series F Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Series F Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Series F Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

Pursuant to the Expense Agreement, the Company, as the holder of the Series F Common Securities, will agree to pay all debts and other obligations (other than with respect to the Series F Trust Preferred Securities) and all costs and expenses of the Series F Trust (including costs and expenses relating to the organization of the Series F Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Series F Trust). The form of Expense Agreement is included as Exhibit D to the form of Trust Agreement, which has been filed as an exhibit to the registration statement of which the accompanying prospectus forms a part.

Redemption

The Series F Subordinated Debentures are redeemable prior to their Stated Maturity at the option of the Company (i) on or after May 1, 2008, in whole at any time or in part from time to time, with not less than 30 days’ and not more than 60 days’ notice, or (ii) at any time in whole (but not in part) within 90 days following the occurrence and continuation of a Tax Event or Capital Treatment Event, in either case at a redemption price equal to the accrued and unpaid interest on the Series F Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

A “Tax Event” means the receipt by the Series F Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Series F Trust Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series F Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series F Subordinated Debentures, (ii) interest payable by the Company on the Series F Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Series F Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or the governmental charges.

A “Capital Treatment Event” means the reasonable determination by the Company that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Series F Trust Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Series F Trust Preferred Securities under the Trust Agreement as “Tier 1 Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company. See “Description of Junior Subordinated Debentures—Redemption” in the accompanying prospectus.

Distribution of Series F Subordinated Debentures

As described under “Description of Series F Trust Preferred Securities—Liquidation of Series F Trust and Distribution of Series F Subordinated Debentures to Holders”, under certain circumstances involving the termination of the Series F Trust, Series F Subordinated Debentures may be distributed to the holders of the Series F Trust Preferred Securities in exchange therefor upon liquidation of the Series F Trust after satisfaction of liabilities to creditors of the Series F Trust as provided by applicable law. If distributed to holders of Series F Trust Preferred Securities, the Series F Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series F Trust Preferred Securities, will act as depositary for the Series F Subordinated Debentures. It is anticipated that the depositary arrangements for the Series F Subordinated Debentures would be substantially identical to those in effect for the Series F Trust Preferred Securities. If Series F Subordinated Debentures are distributed to the holders of Series F Trust Preferred Securities in exchange therefor upon liquidation of the Series F Trust, the Company will use its best efforts to list the Series F Subordinated Debentures on the New York Stock Exchange or such other stock exchange or automated quotation system, if any, on which the Series F Trust Preferred Securities are then listed or quoted. There can be no assurance as to the market price of any Series F Subordinated Debentures that may be distributed to the holders of Series F Trust Preferred Securities.

Registration of Series F Subordinated Debentures

If Series F Subordinated Debentures are distributed to holders of the Series F Trust Preferred Securities, such Series F Subordinated Debentures will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series F Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below and in the accompanying prospectus, Series F Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See “Description of Series F Trust Preferred Securities—Book-Entry System; Denominations; Delivery and Form” in this prospectus supplement and “Book-Entry Issuance” in the accompanying prospectus.

A global security shall be exchangeable for Series F Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series F Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series F Subordinated Debentures are issued in definitive form, such Series F Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

Payments on Series F Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Series F Subordinated Debentures. In the event Series F Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series F Subordinated Debentures will be registrable, and Series F Subordinated Debentures will be exchangeable for Series F Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Book-Entry Issuance” in the accompanying prospectus.

DESCRIPTION OF SERIES F GUARANTEE

The Series F Guarantee guarantees to the holders of the Series F Securities the following payments, to the extent not paid by or on behalf of the Series F Trust: (i) any accumulated and unpaid Distributions required to be paid on the Series F Securities, to the extent that the Series F Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Series F Securities called for redemption by the Series F Trust, to the extent that the Series F Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Series F Trust (unless the Series F Subordinated Debentures are distributed to holders of the Series F Trust Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series F Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Series F Trust remaining available for distribution to holders of the Series F Securities after payment of creditors of the Series F Trust as required by applicable law. The Series F Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Bank One, National Association will act as the indenture trustee under the Series F Guarantee (the “Guarantee Trustee”) for the purposes of compliance with the Trust Indenture Act and will hold the Series F Guarantee for the benefit of the holders of the Series F Securities. Bank One, National Association will also act as Debenture Trustee for the Series F Subordinated Debentures and as Property Trustee.

The holders of not less than a majority in aggregate Liquidation Amount of the Series F Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series F Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series F Guarantee. Any holder of the Series F Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Series F Guarantee without first instituting a legal proceeding against the Series F Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Series F Subordinated Debentures, the Series F Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Series F Trust Preferred Securities or otherwise, and, in such event, holders of the Series F Trust Preferred Securities would not be able to rely upon the Series F Guarantee for payment of such amounts. Instead, if any event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Series F Subordinated Debentures on the applicable payment date, then a holder of Series F Trust Preferred Securities may institute a legal proceeding directly against the Company pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Series F Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series F Trust Preferred Securities of such holder (a “Direct Action”). In connection with such Direct Action, the Company will have a right to set-off under the Indenture to the extent of any payment made by the Company to such holder of Series F Trust Preferred Securities in the Direct Action. Except as described herein, holders of Series F Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series F Subordinated Debentures or assert directly any other rights in respect of the Series F Subordinated Debentures. See “Description of Guarantees” in the accompanying prospectus. The Trust Agreement provides that each holder of Series F Trust Preferred Securities by acceptance thereof agrees to the provisions of the Series F Guarantee, the Expense Agreement and the Indenture.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of owning a preferred security. It is the opinion of Sullivan & Cromwell LLP, special tax counsel to us and to the Series F Trust. It applies to you only if you acquire your Series F Trust Preferred Securities in this offering and you hold your Series F Trust Preferred Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a thrift institution,

•	a regulated investment company,

•	a real estate investment trust,

•	a tax-exempt organization,

•	a person that owns Series F Trust Preferred Securities that are a hedge or that are hedged against interest rate risks,

•	a person that owns Series F Trust Preferred Securities as part of a straddle or conversion transaction for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor concerning the consequences of owning Series F Trust Preferred Securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a Series F Trust Preferred Security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to  “—United States Alien Holders” below.

Classification of the Series F Subordinated Debentures and the Series F Trust

Under current law and assuming continued compliance with the terms of the declaration and the indenture (and certain other documents), the Series F Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes. Moreover, the Series F Trust should be classified as a grantor trust, and if not so classified will be classified as a partnership, for United States federal income tax purposes. As a result, each beneficial owner of the Series F Trust Preferred Securities (each a “Securityholder”) that is a United States holder will be required to include in its gross income its pro rata share of the interest income, including original issue discount (“OID”), if any, paid or accrued with respect to the Series F Subordinated Debentures, whether or not cash is actually distributed to the Securityholder. See “—Interest Income and Original Issue Discount” below. The following discussion assumes that the Series F Trust will be classified as a grantor trust for federal income tax purposes. The Series F Subordinated Debentures are properly classified as our indebtedness for United States federal income tax purposes.

Interest Income and Original Issue Discount

Under applicable U.S. Treasury regulations, a contingency under which stated interest may not be timely paid is ignored in determining whether a debt instrument is issued with OID if the contingency is “remote”. We have concluded that the likelihood of our exercising our option to defer payment is remote. Assuming that our conclusion is correct, as of the date of this prospectus supplement, the Series F Subordinated Debentures would not be considered to be issued with OID, although the Internal Revenue Service could take a contrary position.

The following discussion assumes that unless and until we exercise our option to defer interest on the Series F Subordinated Debentures, the Series F Subordinated Debentures will not be treated as issued with OID other than de minimis OID. Accordingly, unless and until we exercise our option to defer interest on the Series F Subordinated Debentures, stated interest will generally be taxable as ordinary income at the time it is paid or accrued in accordance with the United States holder’s regular method of accounting.

Under U.S. Treasury regulations, if we exercised our option to defer any payment of interest, the Series F Subordinated Debentures would be treated as reissued with OID, and, thereafter, all stated interest on the Series F Subordinated Debentures would be treated as OID as long as the Series F Subordinated Debentures remained outstanding. In such an event, all of a United States holder’s taxable interest income with respect to the Series F

Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such holder’s method of tax accounting, and actual distributions of stated interest would not be reported separately as taxable income. Consequently, a United States holder would be required to include OID in gross income even though we would not make any actual cash payments during an extension period.

Because income on the Series F Trust Preferred Securities will generally constitute interest, holders that are corporations will not be entitled to the dividends-received deduction with respect to any income recognized with respect to the Series F Trust Preferred Securities.

Distributions of the Series F Subordinated Debentures to Holders of Series F Trust Preferred Securities

Under current law, except as described below, a distribution by the Series F Trust of the Series F Subordinated Debentures, as described above in “Description of Series F Trust Preferred Securities—Distribution of Series F Subordinated Debentures” will be non-taxable and will result in a United States holder receiving directly its pro rata share of the Series F Subordinated Debentures previously held indirectly through the Series F Trust, with a holding period and aggregate adjusted tax basis equal to the holding period and aggregate adjusted tax basis such United States holder had in its Series F Trust Preferred Securities immediately before such distribution. If, because of a Tax Event, the Series F Trust became subject to United States federal income tax with respect to income accrued or received on the Series F Subordinated Debentures, the distribution of Series F Subordinated Debentures to United States holders by the Series F Trust would be a taxable event to the Series F Trust and to each United States holder, and each United States holder would recognize gain or loss as if the United States holder had exchanged its Series F Trust Preferred Securities for the Series F Subordinated Debentures it received upon the liquidation of the Series F Trust. A United States holder will include interest in respect of the Series F Subordinated Debentures received from the Series F Trust in the manner described above under “—Interest Income and Original Issue Discount”.

Sale or Redemption of the Series F Trust Preferred Securities

Gain or loss will be recognized by a United States holder on a sale, exchange or other disposition of the Series F Trust Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized and the United States holder’s adjusted tax basis in the Series F Trust Preferred Securities sold or so redeemed. A United States holder’s adjusted tax basis in the Series F Trust Preferred Securities generally will be its initial purchase price, increased by any OID previously included in such United States holder’s gross income to the date of disposition, and decreased by any distributions or other payments received on the Series F Trust Preferred Securities following the exercise of our option to defer any payment of interest on the Series F Subordinated Debentures. Gain or loss recognized by a United States holder on the Series F Trust Preferred Securities generally will be taxable as capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such United States holder’s pro rata share of the Series F Subordinated Debentures) and generally will be long-term capital gain or loss if the Series F Trust Preferred Securities have been held for more than one year.

Should we exercise our option to defer any payment of interest on the Series F Subordinated Debentures, the Series F Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Series F Subordinated Debentures. In the event of such a deferral, a Securityholder that disposes of its Series F Trust Preferred Securities between record dates for payments of distributions (and consequently does not receive a distribution from the Series F Trust for the period prior to such disposition) will nevertheless be required to include in income as ordinary income accrued but unpaid OID on the Series F Subordinated Debentures through the date of disposition and to add such amount to its adjusted tax basis in its Series F Trust Preferred Securities disposed of. Such United States holder would recognize a capital loss on the disposition of its Series F Trust Preferred Securities to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the United States holder’s adjusted tax basis in the Series F Trust Preferred Securities (which will include accrued but unpaid OID). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. A United States alien holder is a holder that is the beneficial owner of a Series F Trust Preferred Security and is, for United States federal income tax purposes:

•	a nonresident alien individual

•	a foreign corporation,

•	a foreign partnership, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Series F Trust Preferred Security.

If you are a United States holder, this subsection does not apply to you.

Under United States federal income tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a Series F Trust Preferred Security:

•	the Series F Trust and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, if, in the case of payments of interest:

1.	the United States alien holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

2.	the United States alien holder is not a controlled foreign corporation that is related to us through stock ownership, and

3.	the U.S. payor does not have actual knowledge or reason to know that the holder is a United States person and:

a.	the United States alien holder has furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which such holder certifies, under penalties of perjury, that the holder is a non-United States person,

b.	in the case of payments made outside the United States to a holder at an offshore account (generally, an account maintained by a holder at a bank or other financial institution at any location outside the United States), the holder has furnished to the U.S. payor documentation that establishes the holder’s identity and status as a non-United States person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

i.	certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

e.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; and

•	you generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a Series F Trust Preferred Security unless:

1.	the gain is effectively connected with your conduct of a trade or business in the United States or

2.	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

Backup Withholding and Information Reporting

Generally, income on the Series F Trust Preferred Securities will be reported to Securityholders on Form 1099-INT, which form should be mailed to Securityholders by January 31 following each calendar year. Payments made on, and proceeds from the sale of, the Series F Trust Preferred Securities may be subject to backup withholding tax unless the Securityholder complies with certain certification requirements. Any withheld amounts will be allowed as a credit against the Securityholder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service on a timely basis.

ERISA CONSIDERATIONS

General

The following is a summary of certain considerations associated with the purchase of the Series F Trust Preferred Securities by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975 of the Code, including an individual retirement account or arrangement under Section 408 of the Code or a Keogh plan, a plan (such as a governmental, church or non-U.S. plan) subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and any entity whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Generally, a person who exercises discretionary authority or control with respect to the assets of an ERISA Plan will be considered a fiduciary of the ERISA Plan.

In evaluating the purchase of Series F Trust Preferred Securities with assets of an ERISA Plan, a fiduciary should consider, among other matters:

•	whether the acquisition and holding of Series F Trust Preferred Securities is in accordance with the documents and instruments governing such Plan;

•	whether the acquisition and holding of Series F Trust Preferred Securities is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary’s responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code;

•	whether the assets of the Series F Trust are treated as assets of the Plan; and

•	the need to value the assets of the Plan annually.

Plan Asset Regulation

Under a Department of Labor regulation (29 C.F.R. Sec. 2510.3-101, the “Plan Assets Regulation”) governing what constitutes the assets of a Plan (“Plan Assets”) for purposes of ERISA and the related prohibited transaction provisions of the Code, when an ERISA Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception under the Plan Assets Regulation applies. Although no assurance can be given, it is anticipated that the Series F Trust Preferred Securities will qualify for the exception for “publicly-offered securities”. For purposes of the Plan Assets Regulation, a “publicly-offered security” is a security that is:

•	“freely transferable”;

•	part of a class of securities that is “widely held”; and

•	either (i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, referred to as the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

The Plan Assets Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. The Series F Trust Preferred Securities are expected to be sold in an offering registered under the Securities Act and to be registered under the Exchange Act within the period required under the Plan Assets Regulation; it is expected that they will be held by 100 or more investors at the conclusion of the offering; and it is expected that the Series F Trust Preferred Securities will satisfy the conditions necessary to be considered “freely transferable”, although no assurance can be given in this regard. If the Series F Trust Preferred Securities qualify for this exception, ownership of the Series F Trust Preferred Securities by an ERISA Plan would not cause the assets of the Series F Trust to constitute Plan Assets.

If the assets of the Series F Trust were deemed to be Plan Assets under ERISA, this could result, among other things, in:

•	the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Series F Trust; and

•	the possibility that certain transactions in which the Series F Trust might seek to engage could result in a non-exempt “prohibited transaction” under ERISA and the Code.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving Plan Assets with persons or entities who are “parties in interest”, within the meaning of

ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Whether or not the underlying assets of the Series F Trust were deemed to include Plan Assets as described above, the acquisition and/or holding of the Series F Trust Preferred Securities by an ERISA Plan with respect to which the Series F Trust, the Company, the underwriters, the institutional trustees or their affiliates may be a party in interest or a disqualified person, may give rise to a prohibited transaction. Consequently, before investing in the Series F Trust Preferred Securities, any person who is acquiring such securities for, or on behalf of, an ERISA Plan should determine that either a statutory or an administrative exemption from the prohibited transaction rules is applicable to such investment in the Series F Trust Preferred Securities, or that such acquisition and holding of such securities will not result in a non-exempt prohibited transaction.

The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to an ERISA Plan investing in the Series F Trust Preferred Securities include the following:

•	Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 96-23, regarding transactions effected by in-house asset managers; and

•	PTCE 95-60, regarding investments by insurance company general accounts.

Governmental plans, non-U.S. plans and certain church plans that are not subject to the prohibited transaction provisions of ERISA and the Code may nevertheless be subject to Similar Laws. Any fiduciary of such a governmental, non-U.S. or church plan considering an investment in the Series F Trust Preferred Securities should consult with its counsel before purchasing the Series F Trust Preferred Securities.

Because of the foregoing, the Series F Trust Preferred Securities should not be purchased or held by any person investing Plan Assets of any Plan unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a violation under any applicable Similar Laws. Accordingly, by its acquisition of a Series F Trust Preferred Security, each purchaser and subsequent transferee of Series F Trust Preferred Securities shall be deemed to represent to the trustees of the Series F Trust, the Company and the underwriters either that: it is not a Plan or an entity holding assets deemed to be Plan Assets under the Plan Assets Regulation, and no part of the assets to be used by it to acquire and/or hold such Series F Trust Preferred Securities or any interest therein constitutes Plan Assets of any Plan; or such acquisition and holding will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or a violation under Similar Laws) for which there is no applicable statutory or administrative exemption.

The discussion of ERISA, the Code and Similar Laws in this prospectus supplement is general in nature and is not intended to be all inclusive. Any person considering an investment in the Series F Trust Preferred Securities on behalf of a Plan should consult with its legal advisors regarding the consequences of such investment and consider whether the Plan can make the representations noted above.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement dated the date hereof, the  Series F Trust has agreed to sell to each of the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives, and the underwriters have severally agreed to purchase from the Series F Trust, the respective number of Series F Trust Preferred Securities set forth opposite their names below. In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth therein (including, without limitation, the approval of certain legal matters by counsel to the underwriters), to purchase all the Series F Trust Preferred Securities offered hereby if any of the Series F Trust Preferred Securities are purchased. In the event of default by an Underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Underwriter	Number of Series F Trust Preferred Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,169,650
Morgan Stanley & Co. Incorporated	2,169,650
Citigroup Global Markets Inc.	2,169,650
UBS Warburg LLC	2,169,650
Banc of America Securities LLC	583,800
BNY Capital Markets, Inc.	583,800
Lehman Brothers Inc.	583,800
ABN AMRO Incorporated	140,000
BNP Paribas Securities Corp.	140,000
Bear, Stearns & Co. Inc.	140,000
CIBC World Markets Corp.	140,000
Credit Suisse First Boston LLC	140,000
A.G. Edwards & Sons, Inc.	140,000
Fidelity Capital Markets, a division of National Financial Services LLC	140,000
Fox-Pitt, Kelton Inc.	140,000
Goldman, Sachs & Co.	140,000
HSBC Securities (USA) Inc.	140,000
J.J.B. Hilliard, W. L. Lyons, Inc.	140,000
ING Financial Markets LLC	140,000
Keefe, Bruyette & Woods, Inc.	140,000
Legg Mason Wood Walker, Incorporated	140,000
Morgan Keegan & Company, Inc.	140,000
Pershing LLC	140,000
Prudential Securities Incorporated	140,000
Quick & Reilly, Inc.	140,000
RBC Dain Rauscher Inc.	140,000
Raymond James & Associates, Inc.	140,000
Charles Schwab & Co., Inc.	140,000
TD Waterhouse Investor Services, Inc.	140,000
U.S. Bancorp Piper Jaffray Inc.	140,000
Advest, Inc.	25,000
Robert W. Baird & Co. Incorporated	25,000

Underwriter	Number of Series F Trust Preferred Securities
Fahnestock & Co. Inc.	25,000
Friedman, Billings, Ramsey & Co., Inc.	25,000
H&R Block Financial Advisors, Inc.	25,000
Janney Montgomery Scott LLC	25,000
McDonald Investments Inc., a KeyCorp Company	25,000
Mesirow Financial, Inc.	25,000
Putnam Lovell NBF Securities Inc.	25,000
Muriel Siebert & Co., Inc.	25,000
Southwest Securities, Inc.	25,000
Stifel, Nicolaus & Company, Incorporated	25,000
SunTrust Capital Markets, Inc.	25,000
Wells Fargo Investment Services, LLC	25,000

Total	14,000,000

The representatives have advised the Company that they propose initially to offer the Series F Trust Preferred Securities to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of $0.50 per Series F Trust Preferred Security. The underwriters may allow, and such dealers may reallow, a discount not in excess of $ 0.35 per Series F Trust Preferred Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed by the Representatives.

In view of the fact that the proceeds from the sale of the Series F Trust Preferred Securities will be used to purchase the Series F Subordinated Debentures issued by the Company, the underwriting agreement provides that the Company will pay to the underwriters as compensation for their arranging the investment therein of such proceeds an amount of $0.7875 per Series F Trust Preferred Security for the accounts of the several underwriters. The Company estimates that the total expenses of the Offering, excluding the underwriting commission, will be $400,000.

Prior to this Offering, there has been no public market for the Series F Trust Preferred Securities. The  Series F Trust and the Company have applied for listing the Series F Trust Preferred Securities on the New York Stock Exchange under the symbol “BKPrF”. Trading of the Series F Trust Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Series F Trust Preferred Securities. The representatives have advised the Company that they intend to make a market in the Series F Trust Preferred Securities prior to commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series F Trust Preferred Securities.

In order to meet one of the requirements for listing the Series F Trust Preferred Securities on the New York Stock Exchange, the underwriters will undertake to sell lots of 100 or more Series F Trust Preferred Securities to a minimum of 400 beneficial holders.

The Company and the Series F Trust have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

In order to facilitate the offering of the Series F Trust Preferred Securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series F Trust Preferred Securities.

Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Series F Trust Preferred Securities for their own account. In addition, to cover overallotments or to stabilize the price of the Series F Trust Preferred Securities, the underwriters may bid for, and purchase, the Series F Trust Preferred Securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Series F Trust Preferred Securities in the offering, if the syndicate repurchases previously distributed Series F Trust Preferred Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Series F Trust Preferred Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

It is expected that delivery of the Series F Trust Preferred Securities will be made, against payment for the Series F Trust Preferred Securities, on or about April 30, 2003, which will be the sixth business day following the date of pricing of the Series F Trust Preferred Securities. Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of securities in the secondary market generally are required to settle within three business days (T+3), unless the parties to any such transactions expressly agree otherwise. Accordingly, purchasers of the Series F Trust Preferred Securities who wish to trade the Series F Trust Preferred Securities on the date of this prospectus supplement or the next two succeeding business days, will be required, because the Series F Trust Preferred Securities initially will settle within six business days, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series F Trust Preferred Securities who wish to trade on the date of this prospectus supplement or the next two succeeding business days should consult their own legal advisors.

Certain of the underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Company and its affiliates, for which such underwriters or their affiliates have received or will receive customary fees and commissions. BNY Capital Markets, Inc., one of the underwriters, is an affiliate of the Company.

The offering is being conducted in accordance with Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc.

VALIDITY OF SECURITIES

Certain matters of Delaware law relating to the validity of the Series F Trust Preferred Securities, the enforceability of the Trust Agreement and the formation of the Series F Trust will be passed upon by Richards, Layton & Finger, P.A., One Rodney Square, Wilmington, Delaware 19801, special Delaware counsel to the Company and the Series F Trust. The validity of the Series F Guarantee and the Series F Subordinated Debentures will be passed upon for the Company by Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 and for the underwriters by Pillsbury Winthrop LLP, One Battery Park Plaza, New York, New York 10004. Pillsbury Winthrop LLP will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Sullivan & Cromwell LLP. Pillsbury Winthrop LLP regularly performs legal services for the Company and its affiliates.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, and the other documents we incorporate by reference herein and therein, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

The information presented with respect to, among other things, earnings outlook, projected business growth, the outcome of legal, regulatory and investigatory proceedings, our plans, objectives and strategies reallocating assets and moving into fee-based businesses, and future loan losses, is forward looking information. Forward looking statements are our current estimates or expectations of future events or future results. Although we believe that our plans, intentions and expectations, as reflected in these forward looking statements, are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. Our ability to predict results or the actual effects of our plans and strategies are inherently uncertain.

The words “estimate”, “forecast”, “project”, “anticipate”, “expect”, “intend”, “believe”, “plan”, “goal”, “should”, “may”, “strategy”, and words of like import are intended to identify forward looking statements in addition to statements specifically identified as forward looking statements.

Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus supplement and the accompanying prospectus. Important factors that could cause actual results to differ materially from our forward looking statements are set forth under the heading “Risk Factors” in this prospectus supplement and under the heading “Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission and incorporated by reference in this prospectus supplement and the accompanying prospectus. Forward looking statements could be affected by a number of factors that we are necessarily unable to predict with accuracy, including disruptions in general economic activity, the economic and other effects of the World Trade Center disaster, subsequent U.S. military action, the war with Iraq, lower than expected performance or higher than expected costs in connection with acquisitions and integration of the Pershing Business and any other acquired businesses, changes in relationships with customers, the ability to satisfy customer requirements, investor sentiment, variations in management projections, methodologies used by management to evaluate risk or market forecasts and the actions that management could take in response to these changes, management’s ability to achieve efficiency goals, changes in customer credit quality, our access to the capital markets, future changes in interest rates, general credit quality, the levels of economic, capital market, cross-border investing and merger and acquisition activity, consumer behavior, government monetary policy, domestic and foreign legislation, regulation and investigation, competition, credit, market and operating risk, and loan demand, as well as the pace of recovery of the domestic economy, market demand for our products and services and future global economic, business, market, competitive, regulatory and political conditions, including any war or other international armed conflict. This is not an exhaustive list and as a result of variations in any of these factors actual results may differ materially from any forward looking statements.

Forward looking statements speak only as of the date they are made. You should not place undue reliance on these forward-looking statements. We will not update forward looking statements to reflect facts, assumptions, circumstances or events which have changed after a forward looking statement was made.

PROSPECTUS

$2,151,850,000

The Bank of New York Company, Inc.

Senior Debt Securities

Senior Subordinated Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Common Stock

Equity Purchase Contracts

Equity Purchase Units

Warrants

BNY Capital V

BNY Capital VI

BNY Capital VII

BNY Capital VIII

Trust Preferred Securities

(fully and unconditionally guaranteed on a subordinated basis,

as described herein, by The Bank of New York Company, Inc.)

The Bank of New York Company, Inc. and each BNY Trust may offer and sell from time to time, in one or more series, up to $2,151,850,000 of the securities listed above in connection with this prospectus. Of this amount, any selling stockholder named in a prospectus supplement may offer and sell from time to time shares of the Common Stock, par value $7.50 per share, of The Bank of New York Company, Inc. that it acquires or acquired in transactions that were not, or will not be, registered under the Securities Act of 1933, as amended. The Bank of New York Company, Inc. will not receive any proceeds from the sale of shares by a selling stockholder.

The Common Stock of The Bank of New York Company, Inc. is listed on the New York Stock Exchange under the symbol “BK.”

This prospectus contains a general description of the securities which may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read the prospectus and any supplement carefully before you invest. The supplement may also add, update or change information contained in this prospectus.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE BANK OF NEW YORK COMPANY, INC. OR ANY BNY TRUST AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus and applicable prospectus supplement may be used in the initial sale of the Securities. In addition, The Bank of New York Company, Inc., BNY Capital Markets, Inc. or any other affiliate controlled by The Bank of New York Company, Inc. may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Bank of New York Company, Inc. and its affiliates may act as principal or agent in these transactions.

The date of this prospectus is March 6, 2003.

Item	Page Number
About this Prospectus	1
The Company	3
The BNY Trusts	3
Certain Regulatory Considerations	5
Consolidated Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividend Requirements	7
Where You Can Find More Information	7
Use of Proceeds	9
Description of Senior Debt Securities and Senior Subordinated Debt Securities	10
Description of Junior Subordinated Debt Securities	23
Description of Trust Preferred Securities	37
Description of Guarantees	49
Relationship Among the Trust Preferred Securities, the Corresponding Junior Subordinated Debt Securities, the Expense Agreement and the Guarantees	52
Description of Preferred Stock	54
Description of Depositary Shares	58
Description of Common Stock	61
Description of Warrants	65
Description of Equity Purchase Contracts	67
Description of Equity Purchase Units	68
Book-Entry Issuance	69
Validity of Securities	73
Experts	73
Plan of Distribution	73

ABOUT THIS PROSPECTUS

This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus with the attached prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on The Bank of New York Company, Inc. and its financial statements. The Company has its principal offices at One Wall Street, New York, New York 10286 (telephone: 212-495-1784). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

The Bank of New York Company, Inc., a New York corporation (also referred to as the “Company” or “we”), and BNY Capital V, BNY Capital VI, BNY Capital VII and BNY Capital VIII, each a statutory trust formed under the laws of the State of Delaware (separately each trust is also referred to as a “BNY Trust” and together as the “BNY Trusts”) have filed a registration statement with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration procedure. Under this procedure the Company and each BNY Trust may offer and sell from time to time, in one or more series, up to $2,151,850,000 or the equivalent in one or more foreign currencies of any of the following securities:

(i)  unsecured senior debt securities,

(ii)  unsecured senior subordinated debt securities,

(iii)  unsecured junior subordinated debt securities,

(iv)  shares of Preferred Stock, no par value,

(v)  shares of Class A Preferred Stock, par value $2.00 per share,

(vi)  depositary shares representing Preferred Stock or Class A Preferred Stock,

(vii)  shares of Common Stock, par value $7.50 per share,

(viii)  Trust Preferred Securities of a BNY Trust,

(ix)  Guarantees relating to the Trust Preferred Securities,

(x) Warrants,

(xi)  Equity Purchase Contracts, and

(xii) Equity Purchase Units.

The securities may be sold for U.S. dollars, foreign denominated currency or currency units, including the euro. Amounts payable with respect to any such securities may be payable in U.S. dollars or foreign denominated currency or currency units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities which are described in this prospectus or will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

The Company and each BNY Trust may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company and each BNY Trust directly or through dealers or agents designated from time to time, which agents may be affiliates of the Company and each BNY Trust. If the Company, directly or through agents, solicits offers to purchase the securities, the Company reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

The prospectus supplement will also contain, with respect to the securities being sold, the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of such underwriters and the net proceeds to the Company and each BNY Trust.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Additionally, shares of Common Stock may be offered and sold from time to time by any selling stockholder named in a prospectus supplement who has acquired, or will acquire, Common Stock from the Company in transactions that were not, or will not be, registered under the Securities Act, as described under “Plan of Distribution.” Specific information with respect to any offer and sale by any selling stockholder will be set forth in the prospectus supplement relating to that transaction.

THE COMPANY

The Bank of New York Company, Inc., a New York corporation, is a financial holding company subject to the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Our principal wholly-owned banking subsidiary is The Bank of New York (the “Bank”). We provide a complete range of banking and other financial services to corporations and individuals worldwide through our basic businesses: Securities Servicing and Global Payment Services, Corporate Banking, BNY Asset Management and Private Client Services, Retail Banking, and Global Market Services.

The Bank, which was founded in 1784, was New York’s first bank and is the nation’s oldest bank. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System (the “Federal Reserve”). The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a complete range of banking, corporate and personal trust, securities processing and investment services.

The Company is a non-operating holding company, whose principal asset and source of income is its investment in the Bank. The Company is a legal entity separate and distinct from the Bank and the Company’s other subsidiaries and, therefore, relies primarily on dividends from such subsidiaries to meet its obligations, including obligations under the Debt Securities, and to enable it to declare and pay dividends on its Common Stock. There are various legal limitations on the extent to which the Bank and the other subsidiaries can finance or otherwise supply funds to the Company (by dividend or otherwise) and certain of its affiliates. See “Certain Regulatory Considerations—Restrictions on Payment of Dividends” below.

THE BNY TRUSTS

Each BNY Trust is a statutory trust created under Delaware law pursuant to:

(i)  a trust agreement executed by the Company, as Depositor of the BNY Trust, and the Delaware Trustee of such BNY Trust, and

(ii)  a certificate of trust filed with the Delaware Secretary of State.

Each Trust Agreement will be amended and restated in its entirety (each, as so amended and restated, a “Trust Agreement”) substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part.

Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Each BNY Trust may offer to the public, from time to time, preferred securities (the “Trust Preferred Securities”) representing preferred beneficial interests in the applicable BNY Trust. In addition to Trust Preferred Securities offered to the public, each BNY Trust will sell common securities representing common ownership interests in such BNY Trust to the Company (the “Trust Common Securities”). All of the Trust Common Securities of each BNY Trust will be owned by the Company. The Trust Common Securities and the Trust Preferred Securities together are also referred to as the “Trust Securities.”

When any BNY Trust sells its Trust Preferred Securities to the public it will use the money it receives together with the money it receives from the sale of its Trust Common Securities to buy a series of the Company’s Junior Subordinated Debt Securities (the “Corresponding Junior Subordinated

Debt Securities”). The payment terms of the Corresponding Junior Subordinated Debt Securities will be virtually the same as the terms of that BNY Trust’s Trust Preferred Securities (the “Related Trust Preferred Securities”).

Each BNY Trust exists for the exclusive purposes of:

(i)  issuing and selling its Trust Securities,

(ii)  using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debt Securities issued by the Company, and

(iii)  engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities).

Each BNY Trust will own only the applicable series of Corresponding Junior Subordinated Debt Securities. The only source of funds for each BNY Trust will be the payments it receives from the Company on the Corresponding Junior Subordinated Debt Securities. The BNY Trust will use such funds to make cash payments to holders of the Trust Preferred Securities.

Each BNY Trust will also be a party to an Expense Agreement with the Company. Under the terms of the Expense Agreement the BNY Trust will have the right to be reimbursed by the Company for certain expenses.

The Trust Common Securities of a BNY Trust will rank equally, and payments will be made thereon pro rata, with the Trust Preferred Securities of such BNY Trust, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from an event of default under the Junior Indenture, the rights of the Company, as holder of the Trust Common Securities, to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Trust Preferred Securities of such BNY Trust. See “Description of Trust Preferred Securities—Subordination of Trust Common Securities”. The Company will acquire Trust Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each BNY Trust.

The prospectus supplement relating to any Trust Preferred Securities will contain the details of the cumulative preferential cash distributions (“Distributions”) to be made periodically to the holders of the Trust Securities.

Under certain circumstances the Company may redeem the Corresponding Junior Subordinated Debt Securities which it sold to a BNY Trust. If it does this, the BNY Trust will redeem a like amount of the Trust Preferred Securities which it sold to the public and the Trust Common Securities which it sold to the Company. Under certain circumstances the Company may terminate each BNY Trust and cause the Corresponding Junior Subordinated Debt Securities to be distributed to the holders of the Related Trust Preferred Securities. If this happens owners of the Related Trust Preferred Securities will no longer have any interest in such BNY Trust and will only own the Corresponding Junior Subordinated Debt Securities.

Generally the Company needs the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to redeem the Corresponding Junior Subordinated Debt Securities or to terminate one or more BNY Trusts. A more detailed description is provided under the heading “Description of Trust Preferred Securities—Liquidation Distribution Upon Termination”.

Unless otherwise specified in the applicable prospectus supplement:

•	Each BNY Trust will have a term of approximately 55 years from the date it issues its Trust Securities, but may terminate earlier as provided in the applicable Trust Agreement.

•	Each BNY Trust’s business and affairs will be conducted by its trustees.

•	The trustees will be appointed by the Company as holder of the Trust Common Securities.

•	The trustees will be Bank One, National Association, as the Property Trustee (the “Property Trustee”, Bank One Delaware, Inc., as the Delaware Trustee (the “Delaware Trustee”, and two individual trustees (the “Administrative Trustees” who are employees or officers of or affiliated with the Company (collectively, the “BNY Trust Trustees”. Bank One, National Association, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Bank One, National Association will also act as trustee under the Guarantees and the Junior Indenture. See “Description of Guarantees” and “Description of Junior Subordinated Debt Securities”.

•	If an event of default under the Trust Agreement for a BNY Trust has occurred and is continuing, the holder of the Trust Common Securities of that BNY Trust, or the holders of a majority in Liquidation Amount of the Related Trust Preferred Securities, will be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee for such BNY Trust.

•	Under all circumstances, only the holder of the Trust Common Securities has the right to vote to appoint, remove or replace the Administrative Trustees.

•	The duties and obligations of each BNY Trust Trustee are governed by the applicable Trust Agreement.

•	The Company will pay all fees and expenses related to each BNY Trust and the offering of the Trust Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each BNY Trust.

The principal executive office of each BNY Trust is One Wall Street, New York, New York 10286 and its telephone number is (212) 495-1784.

CERTAIN REGULATORY CONSIDERATIONS

General

As a bank holding company and a financial holding company, the Company is subject to the regulation, supervision and examination of the Federal Reserve Board under the BHC Act. As a financial holding company, the Company may engage in a broader range of activities and is entitled to use a more streamlined regulatory approval framework than bank holding companies that are not financial holding companies. In order to continue its financial holding company status the Company must remain “well capitalized” and “well managed” and must maintain at least a “satisfactory” rating under the Community Reinvestment Act, all as determined by the Federal Reserve Board.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, financial holding companies and specific information relevant to the Company, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and any other subsequent report filed with the SEC by the Company, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of investors.

As a result of this regulatory framework, the Company’s earnings are affected by the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board. In addition, there are numerous governmental requirements and regulations which affect the Company’s business activities. A change in the applicable statutes, regulations or regulatory policy may have a material effect on the Company’s business. Depository institutions, such as the Bank, are also affected by various state and federal laws, including those related to consumer protection, privacy, anti-money laundering and similar matters.

The Federal Reserve Board is the principal federal regulator of the Company’s banking subsidiaries which are also subject to regulation, supervision and examination by applicable state banking agencies. The Bank, the Company’s principal banking subsidiary, is a New York chartered banking corporation, a member of the Federal Reserve and subject to regulation, supervision and examination by the Federal Reserve Board, the New York State Banking Department and the Federal Deposit Insurance Corporation, which insures, up to applicable limits, the deposits of the Bank and the Company’s other insured bank subsidiaries.

The Company also has other financial service subsidiaries that are subject to regulation, supervision and examination by the Federal Reserve Board, as well as other applicable state and federal regulatory agencies and self regulatory organization. For example, the Company’s brokerage subsidiaries are subject to supervision and regulation by the SEC, the National Association of Securities Dealers, the New York Stock Exchange and state securities regulators.

Restrictions on Payment of Dividends

The Company is a legal entity separate and distinct from its subsidiaries (including the Bank). The Company relies primarily on dividends from such subsidiaries to meet its obligations and to declare and pay dividends on its Common Stock. There are various legal and regulatory limitations on the extent to which the Bank can finance or otherwise supply funds (by dividend or otherwise) to the Company and certain of its other affiliates.

The Bank is subject to dividend limitations under the Federal Reserve Act and the New York Banking Law. Under these statutes, prior regulatory approval is required for dividends in any year that would exceed the net income of the Bank for such year combined with retained net income for the prior two years. Also, the Bank is prohibited from paying a dividend in an amount greater than “undivided profits then on hand.”

Under the first of these two standards, at December 31, 2002 the Bank could not declare dividends. As of December 31, 2002 the second standard was less restrictive than the first.

In addition to these statutory tests, the Bank’s primary federal regulator (the Federal Reserve Board) could prohibit a dividend if it determined that the payment would constitute an unsafe or unsound banking practice. The Federal Reserve Board has indicated that, generally, dividends should be paid by banks only to the extent of earnings from continuing operations.

Consistent with its policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has indicated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company’s capital needs, asset quality and overall financial condition. In the year ended December 31, 2002, the Company’s net income available to common stockholders was $902 million and it paid common stock dividends totaling $548 million.

Transactions with Affiliates

The Federal Reserve Act limits amounts of, and requires collateral on, extensions of credit by the Company’s insured bank subsidiaries to the Company and, with certain exceptions, its nonbank affiliates; also, there are restrictions on the amounts of investment by such banks in stock and other securities of the Company and such affiliates, and restrictions on the acceptance of their securities as collateral for loans by such banks. Extensions of credit by insured bank subsidiaries to each of the Company and such affiliates are limited to 10% of such bank subsidiary’s Tier 1 capital, and in the aggregate for the Company and all such affiliates to 20%.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

For the nine months ended September 30, 2002 and 2001 and for the five years ended December 31, 2001, the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements of the Company, computed as set forth below, were as follows:

	Nine Months Ended September 30				Year Ended December 31
	2002		2001		2001		2000		1999		1998		1997
Earnings to Fixed Charges:
Excluding Interest on Deposits	5.30	x	4.14	x	4.50	x	4.48	x	6.13	x	4.08	x	4.47	x
Including Interest on Deposits	2.59		1.93		2.03		1.85		2.48		1.95		1.98

Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements:
Excluding Interest on Deposits	5.30	x	4.14	x	4.50	x	4.48	x	6.13	x	4.08	x	4.35	x
Including Interest on Deposits	2.59		1.93		2.03		1.85		2.48		1.95		1.97

For purposes of computing both the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income (loss) before extraordinary items plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Pretax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

WHERE YOU CAN FIND MORE INFORMATION

The Company and each BNY Trust have filed a registration statement with the SEC. This prospectus is part of the registration statement but the registration statement also contains additional information and exhibits. The Company also files proxy statements, annual, quarterly and special reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC for further information about its public reference room at 1-800-732-0330. Such material is also available at the SEC’s website at “http://www.sec.gov”.

The Company’s Common Stock ($7.50 Par Value) is listed on the New York Stock Exchange under the symbol “BK”. Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows the Company to incorporate documents by reference in this prospectus. This means that if we list or refer to a document which we have filed with the SEC in this prospectus, that document is considered to be a part of this prospectus and should be read with the same care. Documents that we file with the SEC in the future will automatically update and supersede information incorporated by reference in this prospectus.

The documents listed below are incorporated by reference into this prospectus:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2001;

•	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

•	The Company’s Current Reports on Form 8-K, dated January 17, 2002, March 15, 2002, April 17, 2002, May 14, 2002, June 26, 2002, July 17, 2002, August 28, 2002, October 2, 2002, October 16, 2002, November 5, 2002, November 14, 2002, December 17, 2002, January 8, 2003, January 22, 2003, and January 23, 2003 (other than, in each case, information that is deemed not to have been filed in accordance with Commission rules);

•	The description of the Company’s Common Stock and Preferred Stock Purchase Rights contained in the Company’s Registration Statements on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

•	Any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities.

You may request a free copy of any or all of these filings by writing or telephoning us at the following address:

The Bank of New York Company, Inc.

One Wall Street

New York, New York 10286

Attention: Corporate Secretary

Telephone number (212) 635-1787

No separate financial statements of any BNY Trust are included in this prospectus. The Company and the BNY Trusts do not consider that such financial statements would be material to holders of the Trust Preferred Securities because each BNY Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debt Securities of the Company and issuing the Trust Securities. Furthermore, taken together, the Company’s obligations under each series of Corresponding Junior Subordinated Debt Securities, the Junior Indenture pursuant to which the Corresponding Junior Subordinated Debt Securities will be issued, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the related Trust Preferred Securities of a BNY Trust. For a more detailed discussion see “The BNY Trusts”, “Description of Trust Preferred Securities”, “Description of Junior Subordinated Debt Securities—Corresponding Junior Subordinated Debentures” and “Description of Guarantees”. In addition, the Company does not expect that any of the BNY Trusts will be filing reports under the Exchange Act with the SEC.

You should only rely on the information contained in this prospectus or any prospectus supplement or incorporated by reference. Neither the Company nor any BNY Trust has authorized anyone to provide you with different information. Neither the Company nor any BNY Trust is making an offer of its securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of a later date than the date of this prospectus or any prospectus supplement. The financial condition, results of operations or business prospects of the Company may have changed since those dates.

USE OF PROCEEDS

Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including refinancing of existing debt, financing acquisitions or business expansion, investments in, or extensions of credit to, the Bank and, to a lesser extent, other existing or future subsidiaries. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds used for general corporate purposes will depend upon funding requirements of the Company and its subsidiaries and the availability of other funds. The Company expects, on a recurring basis, to engage in additional financing of a character and amount to be determined as the need arises.

Each BNY Trust will invest all proceeds received from any sale of its Trust Securities in Corresponding Junior Subordinated Debt Securities to be offered by the Company in connection with any offering of Trust Securities. Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the Corresponding Junior Subordinated Debt Securities to each BNY Trust for the purposes described above.

The Company will not receive any proceeds from the sale of any shares of Common Stock by any selling stockholder.

DESCRIPTION OF SENIOR DEBT SECURITIES AND

SENIOR SUBORDINATED DEBT SECURITIES

Summary

The following description of the terms of the Senior Debt Securities and the Senior Subordinated Debt Securities (referred to as the “Debt Securities” in this section only) sets forth certain general terms and provisions. The particular terms of any series of Debt Securities will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Debt Securities:

•	the title of the series of Debt Securities;

•	whether the series of Debt Securities are Senior Debt Securities or Senior Subordinated Debt Securities;

•	any limit on the aggregate principal amount of the series of Debt Securities;

•	the price (expressed as a percentage of the aggregate principal amount thereof) at which the series of the Debt Securities will be issued;

•	the Person to whom any interest on a Debt Security of such series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

•	the date or dates on which the principal of the series of Debt Securities will be payable;

•	the rate or rates (or the formula pursuant to which such rate or rates shall be determined) per annum at which the series of Debt Securities will bear interest, if any;

•	the date or dates from which any such interest will accrue and the dates on which such payment of any such interest will be payable and the Regular Record Dates for such interest payment dates;

•	the place or places where the principal of (and premium, if any) and interest on the series of Debt Securities shall be payable;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, the series of Debt Securities may be redeemed in whole or in part, at the option of the Company;

•	the obligation, if any, of the Company to redeem, repay, or purchase such series of Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which such series of Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency or currencies in which payment of principal and premium, if any, and interest on the series of Debt Securities will be payable, if other than United States dollars;

•	if the principal of (and premium, if any) or interest, if any, on such series of Debt Securities is to be payable, at the election of the Company or a Holder thereof, in a currency or currencies other than that in which such series of Debt Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any) or interest, if any, on such series of Debt Securities as to which such election is made will be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made;

•	the index, formula or other method, if any, with reference to which the amount of any payment of principal of (and premium, if any) or interest on the series of Debt Securities will be determined;

•	whether, and the terms and conditions relating to when the Company may satisfy all or a part of its obligations with regard to payment upon maturity or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders of the Debt Securities, other securities, which may or may not be issued by or be obligations of the Company, or a combination of cash, other securities and/or property (“Maturity Consideration”);

•	the portion of the principal amount of such series of Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof, if other than the principal amount thereof;

•	the terms, if any, upon which the Debt Securities are convertible into Common Stock or other securities of the Company and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this Prospectus;

•	any additional Events of Default or, in the case of Senior Subordinated Debt Securities, Default, solely with respect to the Debt Securities;

•	whether the provisions of the Applicable Indenture described under “—Defeasance and Covenant Defeasance” will be applicable to such Debt Securities;

•	whether any of the series of Debt Securities are to be issuable in global form;

•	any additional restrictive covenants included solely for the benefit of the series of Debt Securities;

•	if the series of Debt Securities are Senior Subordinated Debt Securities, whether the provisions in the Senior Subordinated Indenture described under “—Subordination of Senior Subordinated Debt Securities” or other subordination provisions will be applicable to such Senior Subordinated Debt Securities; and

•	any additional terms of the series of Debt Securities not inconsistent with the provisions of the Applicable Indenture.

The Senior Debt Securities are to be issued in one or more series under an Indenture, dated as of July 18, 1991, as it may be supplemented from time to time (the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee (the “Senior Trustee”). The Senior Subordinated Debt Securities are to be issued in one or more series under an Indenture, dated as of October 1, 1993, as it may be supplemented from time to time (the “Senior Subordinated Indenture”), between the Company and J.P. Morgan Trust Company, National Association (successor by merger to Chase Manhattan Trust Company, National Association), as Trustee (the “Senior Subordinated Trustee”). The two Indentures are sometimes referred to collectively as the “Indentures,” and the two Trustees are sometimes referred to collectively as the “Trustees.” The Indentures are qualified under the Trust Indenture Act. Each series of Debt Securities will be established under the applicable Indenture pursuant to a supplemental indenture, resolution of the Company’s Board of Directors or a committee thereof or officers’ certificate.

The following summaries of certain provisions of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Indentures are not complete. For a complete description of these Debt Securities you should read the Indenture applicable to a particular series of Debt Securities (the “Applicable Indenture”), including the definitions therein of certain terms. The Senior Indenture is incorporated as an exhibit to the registration statement of which this prospectus is a part by reference to the Company’s Registration Statement on Form S-3 (No. 33-51984) and the Senior Subordinated Indenture is incorporated as an exhibit to the Registration Statement of which this prospectus is a part.

Wherever we refer to particular sections, articles or defined terms of the Applicable Indentures we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

General

The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in series. In addition, a series of Debt Securities may be reopened in order to issue additional Debt Securities of that series in the future without the consent of the holders of Debt Securities of that series. The Senior Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. Indebtedness of the Company that would have ranked equally with the Senior Debt Securities totaled approximately $3.3 billion at December 31, 2002. The Senior Subordinated Debt Securities will be unsecured subordinated obligations of the Company. A more complete discussion appears under the heading “—Subordination of Senior Subordinated Debt Securities.”

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of the Bank and The Bank of New York (Delaware), their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities.

Unless otherwise provided in the prospectus supplement:

(i)  principal of (and premium, if any) or Maturity Consideration and interest on the Debt Securities will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of The Bank of New York in the Borough of Manhattan, The City of New York, except that, at the option of the Company, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears in the Security Register. (Sections 202, 305 and 1002); and

(ii)  the Debt Securities will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof. (Section 302).

No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. “Original Issue Discount Debt Security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default. (Section 101).

If any index or formula is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

If the Debt Securities are denominated in whole or in part in any currency other than United States dollars, if the principal of (and premium, if any) or interest, if any, on the Debt Securities are to be payable at the election of the Company or a Holder thereof, in a currency or currencies other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

The Indentures do not contain any provisions that would provide protection to Holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

The Indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. See “—Merger, Consolidation and Sale of Assets” for a more detailed discussion.

The Indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent. See “Modification of the Indentures” for a more detailed discussion.

Subordination of Senior Subordinated Debt Securities

The payment of the principal of and interest on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Senior Subordinated Indenture). In certain events of insolvency, the payment of the principal of and interest on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined in the Senior Subordinated Indenture). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of or interest on the Senior Subordinated Debt Securities. If upon any such payment or distribution of assets to creditors, there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of Senior Subordinated Debt Securities (as defined in the Senior Subordinated Indenture, “Excess Proceeds”) and if, at such time, any Entitled Persons in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Senior Subordinated Debt Securities. In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment upon the principal of or interest on the Senior Subordinated Debt Securities. No payments on account of principal of or interest on the Senior Subordinated Debt Securities or on account of the purchase or acquisition of Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or if any judicial proceeding shall be pending with respect to any such default. (Article Thirteen of the Senior Subordinated Indenture).

By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Senior Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities to the extent such creditors are entitled to any Excess Proceeds. By reason of the obligation of the holders of Senior Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of insolvency, holders of Senior Subordinated Debt Securities and Existing Subordinated Indebtedness (as defined below) may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations. The term “Existing Subordinated Indebtedness” means the Company’s $300,000,000 6 5/8% Subordinated Notes due 2003.

Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby, Senior Indebtedness is defined in the Senior Subordinated Indenture as (a) the principal of (and premium, if any), and interest on all of the Company’s indebtedness for money borrowed, whether outstanding on the date of execution of the Senior Subordinated Indenture or thereafter created, assumed or incurred, except (i) such indebtedness as is by its terms expressly stated to be junior in right of payment to the Senior Subordinated Debt Securities and (ii) such indebtedness as is by its terms expressly stated to rank equally with the Senior Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness; provided, however, that Senior Indebtedness shall not include Existing Subordinated Indebtedness. (Section 101 of the Senior Subordinated Indenture). The term “indebtedness for money borrowed” when used with respect to the Company is defined to mean any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets. (Section 101 of the Senior Subordinated Indenture).

Unless otherwise specified in the prospectus supplement, the term “Other Financial Obligations” means all obligations of the Company to make payment pursuant to the terms of financial instruments, such as:

(i)  securities contracts and foreign currency exchange contracts,

(ii)  derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and

(iii)  in the case of both (i) and (ii) above, similar financial instruments, other than (A) obligations on account of Senior Indebtedness and (B) obligations on account of indebtedness for money borrowed ranking on a parity with or subordinate to the Senior Subordinated Debt Securities. Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby, Entitled Persons means any person who is entitled to payment pursuant to the terms of Other Financial Obligations. (Section 101 of the Senior Subordinated Indenture).

The Company’s obligations under the Senior Subordinated Debt Securities shall rank equally in right of payment with each other and with the Existing Subordinated Indebtedness, subject to the obligations of the Holders of Senior Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the Senior Subordinated Indenture.

Indebtedness of the Company which would have been senior to the Senior Subordinated Debt Securities totaled approximately $3.3 billion at December 31, 2002.

Indebtedness of the Company which would have ranked equally with the Senior Subordinated Debt Securities totaled approximately $1.0 billion at December 31, 2002.

The Senior Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Senior Subordinated Debt Securities, but subordinate to other obligations of the Company, including obligations of the Company in respect of Other Financial Obligations. The Senior Debt Securities, when issued, will constitute Senior Indebtedness. Junior Subordinated Debt Securities issued by the Company pursuant to the Junior Indenture will be subordinate in right of payment to the Senior Subordinated Debt Securities.

The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Senior Subordinated Debt Securities of a particular series.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the Debt Securities of any series may be convertible or exchangeable into Common Stock or into other securities of the Company. The specific terms on which Debt Securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number or principal amount of such other securities to be received by the holders of Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Special Terms Relating to Convertible Debt Securities

The following provisions will apply to Debt Securities that will be convertible into Common Stock unless otherwise provided in the prospectus supplement relating to the specific issue of Debt Securities.

The holder of any convertible Debt Securities will have the right, exercisable at any time during the time period specified in the applicable prospectus supplement, unless previously redeemed, to convert convertible Debt Securities into shares of Common Stock as specified in the prospectus supplement, at the conversion rate per principal amount of convertible Debt Securities set forth in the applicable prospectus supplement. In the case of convertible Debt Securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the applicable prospectus supplement, except that, in the case of redemption at the option of the holder, if applicable, the conversion right will terminate upon receipt of written notice of the exercise of the option.

For each series of convertible Debt Securities, the conversion price or rate will be subject to adjustment as contemplated in the Applicable Indenture. Unless otherwise provided in the applicable prospectus supplement, these adjustments may occur as a result of:

•	the issuance of shares of Common Stock as a dividend;

•	subdivisions and combinations of Common Stock;

•	the issuance to all holders of Common Stock of rights or warrants entitling holders to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share; and

•	the distribution to all holders of Common Stock of:

•	shares of Company capital stock other than common stock;

•	evidences of indebtedness of the Company or assets other than cash dividends paid from retained earnings and dividends payable in Common Stock referred to above; or

•	subscription rights or warrants other than those referred to above.

In any case, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. The Company will not issue any fractional shares of Common Stock upon conversion, but, instead, the Company will pay a cash adjustment. If indicated in the applicable prospectus supplement, convertible Debt Securities convertible into Common Stock which are surrendered for conversion between the record date for an interest payment, if any, and the interest payment date, other than convertible Debt Securities called for redemption on a redemption date during that period, must be accompanied by payment of an amount equal to interest which the registered holder is entitled to receive.

The Company will determine the adjustment provisions for convertible Debt Securities at the time of issuance of each series of convertible Debt Securities. These adjustment provisions will be described in the applicable prospectus supplement.

Except as set forth in the applicable prospectus supplement, any convertible Debt Securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of the convertible Debt Securities by one or more investment banking firms or other purchasers who may agree with the Company to purchase convertible Debt Securities and convert them into Common Stock.

Global Debt Securities

Unless otherwise stated in a prospectus supplement, each series of Debt Securities will be represented by fully registered global certificates issued as global Debt Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on any series of Debt Securities and other payments will be payable are discussed in more detail under the heading “Book-Entry Issuance.”

Defeasance and Covenant Defeasance

The Indentures provide, if such provision is made applicable to the Debt Securities of any series pursuant to Section 301 of the Applicable Indenture (which will be indicated in the prospectus supplement applicable thereto), that the Company may elect to apply either of two types of defeasance provisions to such Debt Securities. It may elect either:

(A)  “Legal defeasance” which means the Company elects to defease and be discharged from any and all obligations with respect to such Debt Securities (including, in the case of Senior Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities”) and except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust;

or

(B)  “Covenant defeasance” which means that the Company elects to be released from its obligations with respect to such Debt Securities under Section 1005 and Section 1006 of the Senior Indenture and Section 1005 of the Senior Subordinated Indenture (and any other sections applicable to such Debt Securities that are determined pursuant to Section 301 to be subject to covenant defeasance) and the consequences of the occurrence of an event of default specified in, in the case of Senior Debt Securities, Section 501(4) of the Senior Indenture, and in the case of Senior Subordinated Debt Securities, Section 503(C) of the Senior Subordinated Indenture (with respect to Section 1005 and Section 1006 of the Senior Indenture and Section 1005 of the Senior Subordinated Indenture and any other sections applicable to such Debt Securities that are determined pursuant to Section 301 to be subject to covenant defeasance), or, in the case of Senior Debt Securities, Section 501(5) of the Senior Indenture, and in the case of Senior Subordinated Debt Securities, Section 503(D) of the Senior Subordinated Indenture (with respect to Section 1005 of the Indentures containing the covenant to pay taxes and other claims, Section 1006 of the Senior Indenture containing the restrictions described under “—Limitation on Disposition of Stock of the Bank”) and Sections 501(4) and 501(5) of the Senior Indenture and Sections 503(C) and 503(D) of the Senior Subordinated Indenture containing the provisions described under “—Defaults” relating to covenant defaults and cross-defaults, respectively, and, in the case of Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities.”

Legal defeasance or covenant defeasance, as applicable, will only occur upon the deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee, to pay the principal of (and premium, if any) and interest on such Debt Securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, the Company must deliver to the applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable Federal income tax law, in any such case after the date of the Applicable Indenture.

Under current Federal income tax law, legal defeasance would likely be treated as a taxable exchange of such Debt Securities for interests in the defeasance trust. As a consequence a Holder would recognize gain or loss equal to the difference between the Holder’s cost or other tax basis for such Debt Securities and the value of the Holder’s proportionate interest in the defeasance trust, and thereafter would be required to include in income a proportionate share of the income, gain and loss of the defeasance trust. Under current Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities. Purchasers of such Debt Securities should consult their own advisors with respect to the tax consequences to them of such defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

The Company may exercise its legal defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted in the description of covenant defeasance. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors. (Article 13 of the Senior Indenture and Article 14 of the Senior Subordinated Indenture).

The prospectus supplement may further describe the provisions, if any, applicable to legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Limitation on Disposition of Stock of the Bank

The terms “Intermediate Subsidiary” and “Voting Stock,” both of which are used below, are defined in the Senior Indenture.

Intermediate Subsidiary means a subsidiary (i) that is organized under the laws of any domestic jurisdiction and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly by the Company, free and clear of any security interest.

Voting Stock means stock of the class or classes having a general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

The Senior Indenture contains a covenant by the Company that, so long as any of the Senior Debt Securities issued pursuant to it are outstanding, but subject to the rights of the Company in connection with its consolidation with or merger into another Person or a sale of the Company’s assets, neither the Company nor any Intermediate Subsidiary will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank (except to the Company or an Intermediate Subsidiary), nor will the Company or any Intermediate Subsidiary permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, unless (a) any such sale, assignment, transfer, grant of a security interest or other disposition is made for fair market value, as determined by the Board of Directors of the Company or any Intermediate Subsidiary, and evidenced by a duly adopted resolution thereof and (b) the Company and any one or more Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest after giving effect to such transaction. The foregoing, however, shall not preclude the Bank from being consolidated with or merged into another domestic banking corporation, if after such merger or consolidation the Company, any successor thereto in a permissible merger, or any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of the resulting bank and immediately after giving effect thereto no Event of Default and no event which would become an Event of Default shall have occurred and be continuing. The Company will further covenant that it will not permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary. (Section 1006 of the Senior Indenture).

Defaults

The Senior Indenture

The Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

(a)  default for 30 days in payment of interest on any Senior Debt Security of that series;

(b)  default in payment of principal of (or premium, if any, on) any Senior Debt Security of that series at Maturity;

(c)  default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series;

(d)  failure by the Company for 60 days after due notice in performance or the breach of any covenant or warranty in the Senior Indenture or any Senior Debt Security of a particular series (other than a covenant or warranty included in the Senior Indenture solely for the benefit of a series of Senior Debt Securities other than that series);

(e)  (i) failure by the Company or the Bank to pay indebtedness for money borrowed (including Debt Securities of other series) in an aggregate principal amount exceeding $25,000,000 at the later of final maturity or upon the expiration of any applicable period of grace with respect to such principal amount; or (ii) acceleration of the maturity of any indebtedness of the Company or the Bank for borrowed money, in excess of $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings;

(f)  certain events of bankruptcy, insolvency or reorganization of the Company or the Bank; and

(g)  any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501).

If an Event of Default occurs with respect to any series of Senior Debt Securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount (or, if the Senior Debt Securities of that series are Original Issue Discount Senior Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of the series immediately payable (provided that no such declaration is required upon certain events of bankruptcy). As explained in more detail in Sections 502 and 513 of the Senior Indenture, holders of a majority of the principal amount may rescind this action.

The Senior Subordinated Indenture

The Senior Subordinated Indenture defines an Event of Default with respect to any series of Senior Subordinated Debt Securities as being certain events involving the bankruptcy, insolvency or reorganization of the Company. (Section 501).

The Senior Subordinated Indenture defines a Default with respect to Senior Subordinated Debt Securities of any series as any one of the following events:

•	an Event of Default;

•	default for 30 days in payment of interest on any Senior Subordinated Debt Securities of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Subordinated Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Subordinated Debt Security of that series;

•	failure by the Company for 60 days after due notice in performance or the breach of any covenant or warranty in the Senior Subordinated Indenture or any Senior Subordinated Debt Security of a particular series (other than a covenant or warranty included in the Senior Subordinated Indenture solely for the benefit of another series of Senior Subordinated Debt Securities);

•	(i) failure by the Company or the Bank to pay indebtedness for money borrowed (including Subordinated Debt Securities or other series) in an aggregate principal amount exceeding $25,000,000 at the later of final maturity or upon the expiration of any applicable grace period with respect to such principal amount: or (ii) acceleration of the maturity of any indebtedness of the Company or the Bank for borrowed money in excess of $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings; and

•	any other Default with respect to Senior Subordinated Debt Securities of that series.

In case a Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by appropriate judicial proceedings as the Trustee deems most effectual. In case of a Default (including a default in the payment of principal or interest) there is no right to declare the principal amount of the series immediately payable.

If an Event of Default occurs with respect to any series of Senior Subordinated Debt Securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable (provided that no such declaration is required upon certain events of bankruptcy). However, as explained in more detail below holders of a majority of the principal amount may rescind this action.

Upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any), or interest on the Senior Subordinated Debt Securities of that series and certain other specified defaults) may be waived by the Holders of a majority in principal amount of the outstanding Senior Subordinated Debt Securities of that series on behalf of the Holders of all Senior Subordinated Debt Securities of that series. (Sections 502 and 513).

Senior and Senior Subordinated Indentures

The Indentures provide that the applicable Trustee will, within 90 days after the occurrence of a default with respect to Debt Securities of any series at the time outstanding with respect to which it is Trustee, give to the Holders of the outstanding Debt Securities of that series notice of such default known to it if uncured or not waived, provided that, except in the case of default in the payment of principal of (or premium, if any), or interest on any Debt Security of that series, or in the payment of any sinking fund installment which is provided, such Trustee will be protected in withholding such notice if such Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the outstanding Debt Securities of such series; and, provided further, that such notice shall not be given until 60 days after the occurrence of a default with respect to outstanding Debt Securities of any series in the performance or breach of a covenant in the Applicable Indenture other than for the payment of the principal of (or premium, if any), or interest on any Debt Security of such series or the deposit of any sinking fund payment with respect to the Debt Securities of such series. The term default with respect to any series of outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default or, in the case of the Senior Subordinated Indenture, Defaults, specified in the Applicable Indenture and relating to such series of outstanding Debt Securities. (Section 602).

The Indentures provide that, subject to the duty of the Trustees during a default to act with the required standard of care, the Trustees will not be under an obligation to exercise any of their rights or powers under the Indentures at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustees reasonable security or indemnity. (Sections 601 and 603). The

Indentures provide that the Holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the applicable Indenture and may take any other action deemed proper which is not inconsistent with such direction. (Section 512).

The Indentures include a covenant that the Company will file annually with the Trustees a certificate of no default or specifying any default that exists. (Section 1007 of the Senior Indenture and Section 1004 of the Senior Subordinated Indenture).

Modification of the Indentures

From time to time the Company and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend, waive or supplement each Indenture for specified purposes, including, among other things, curing ambiguities or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Debt Securities).

Modification and amendments of each Indenture may be made by the Company and the Trustee under the applicable Indenture, only with the consent of the Holders of not less than a majority in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the Holders of outstanding Debt Securities of such series (including the modification of the subordination provisions in a manner adverse to Holders in the case of the Senior Subordinated Indenture), except that no such supplemental indenture may:

(a)  change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(b)  reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

(c)  reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof,

(d)  adversely affect any right of repayment at the option of the Holder of any Debt Security;

(e)  reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(f)  change the place or currency of payment of principal of (or premium, if any) or interest on, any Debt Security;

(g)  impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

(h)  reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Applicable Indenture, for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain covenant defaults;

(i)  modify the provisions of the Applicable Indenture relating to modification and amendment of the Applicable Indenture; or

(j)  in the case of the Senior Subordinated Indenture, modify the subordination provisions adverse to the holders of Senior Indebtedness, in each case, without such holders’ consent.

The Indentures provide, however, that each of the amendments and modifications listed in clauses (a) through (i) and, in the case of the Senior Subordinated Indenture, (j) above may be made with the consent of the Holder of each outstanding Security affected thereby. (Section 902 of the Indentures and Section 907 of the Senior Subordinated Indenture).

Consolidation, Merger and Sale of Assets

The Company, without the consent of the Holders of any of the Debt Securities under either Indenture, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, or, in the case of the Senior Subordinated Indenture, permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties substantially as an entirety to the Company, provided that:

(i)  if applicable, the successor is a Person, organized under the laws of any domestic jurisdiction;

(ii)  the successor Person, if other than the Company, assumes the Company’s obligations on the Debt Securities and under the Indentures;

(iii)  after giving effect to the transaction no Event of Default, or, in the case of the Senior Subordinated Indenture, Default, and no event which, after notice or lapse of time, would become an Event of Default, or, in the case of the Senior Subordinated Indenture, Default, shall have occurred and be continuing; and

(iv)  certain other conditions are met. (Section 801).

Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company’s assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the Indentures, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person.

Outstanding Debt Securities

The Indentures provide that, in determining whether the Holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Applicable Indenture:

(i)  the portion of the principal amount of an Original Issue Discount Debt Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be due and payable as of the date of such determination upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default,

(ii)  the portion of the principal amount of a Debt Security denominated in a foreign currency or currencies that shall be deemed to be outstanding for such purpose shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the U.S. dollar equivalent on the date of original issuance of such Debt Security of the amount determined as provided in (i) above), and

(iii)  Debt Securities owned by the Company or any of its Affiliates shall not be deemed to be outstanding. (Section 101).

Governing Law

The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

Summary

The following description of the terms of the Junior Subordinated Debt Securities sets forth certain general terms and provisions. The particular terms of any series of Junior Subordinated Debt Securities will be contained in a prospectus supplement. The prospectus supplement will describe the following terms or additional provisions of the Junior Subordinated Debt Securities:

•	the title of the Junior Subordinated Debt Securities;

•	any limit upon the aggregate principal amount of the Junior Subordinated Debt Securities;

•	the date or dates on which the principal of the Junior Subordinated Debt Securities is payable (the “Stated Maturity”) or the method of determination thereof and the Company’s right to shorten or extend such date or dates;

•	the rate or rates, if any, at which the Junior Subordinated Debt Securities shall bear interest;

•	the dates on which any such interest shall be payable (the “Interest Payment Dates”);

•	the right, if any, of the Company to defer or extend an Interest Payment Date;

•	the record dates for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;

•	the place or places where, subject to the terms of the Junior Indenture as described below under “—Payment and Paying Agents”, the principal of and premium, if any, and interest on the Junior Subordinated Debt Securities will be payable and where, subject to the terms of the Junior Indenture as described below under “—Denominations, Registration and Transfer,” the Junior Subordinated Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Junior Subordinated Debt Securities and the Junior Indentures may be made (“Place of Payment”);

•	any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company or a holder thereof;

•	the obligation or the right, if any, of the Company or a holder thereof to redeem, purchase or repay the Junior Subordinated Debt Securities and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which any Junior Subordinated Debt Securities shall be issuable if other than denominations of $25.00 and any integral multiple thereof;

•	if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest and Additional Interest, if any, on the Junior Subordinated Debt Securities shall be payable, or in which the Junior Subordinated Debt Securities shall be denominated;

•	any additions, modifications or deletions in the events of default under the Junior Indenture or covenants of the Company specified in the Junior Indenture with respect to the Junior Subordinated Debt Securities;

•	if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debt Securities that shall be payable upon declaration of acceleration of the maturity thereof;

•	any additions or changes to the Junior Indenture with respect to a series of Junior Subordinated Debt Securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registerable or not registerable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debt Securities and the manner in which such amounts will be determined;

•	the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debt Securities of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debt Securities of such series;

•	subject to the terms described herein under “—Global Junior Subordinated Debt Securities”, whether the Junior Subordinated Debt Securities of the series shall be represented by fully registered global certificates and, in such case, the depositary for such global certificates, which Depositary shall be a clearing agency registered under the Exchange Act;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of the Company or a holder to convert or exchange the Junior Subordinated Debt Securities into other Company securities;

•	the form of Trust Agreement, Guarantee Agreement and Expense Agreement, if applicable;

•	the relative degree, if any, to which such Junior Subordinated Debt Securities of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debt Securities or other indebtedness of the Company in right of payment, whether such other series of Junior Subordinated Debt Securities or other indebtedness are outstanding or not; and

•	any other terms of the Junior Subordinated Debt Securities not inconsistent with the provisions of the Junior Indenture.

Unless otherwise provided in the related prospectus supplement, the Junior Subordinated Debt Securities will be issued in global (book-entry) form to a BNY Trust. The Corresponding Junior Subordinated Debt Securities will be registered in the name of the Property Trustee who will hold the Corresponding Junior Subordinated Debt Securities for the benefit of the holders of the Trust Preferred Securities.

The Junior Subordinated Debt Securities are to be issued in one or more series under a Junior Subordinated Indenture, dated as of December 25, 1996, as supplemented from time to time (as so supplemented, the “Junior Indenture”), between the Company and Bank One, National Association (f/k/a The First National Bank of Chicago), as trustee (the “Junior Indenture Trustee”). The Junior Indenture is qualified under the Trust Indenture Act. Each series of Junior Subordinated Debt Securities will be established under the Junior Indenture pursuant to an indenture supplemental to the Junior Indenture, an officers’ certificate or a resolution of the Company’s Board of Directors or a committee thereof.

The following summary of certain terms and provisions of the Junior Subordinated Debt Securities, Corresponding Junior Subordinated Debentures and the Junior Indenture, is not complete. For a complete description you should read the Junior Indenture. The Junior Indenture is incorporated as an exhibit to the registration statement of which this prospectus is a part by reference to the Company’s Registration Statement on Form S-3 (Nos. 333-40837, 333-40837-01, 333-40837-02 and 333-40837-03).

Wherever we refer to particular sections, articles or defined terms of the Junior Indenture we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Junior Indenture.

General

Each series of Junior Subordinated Debt Securities will rank equally with all other series of Junior Subordinated Debt Securities and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior Indenture to all Senior Debt of the Company, including the Senior Debt Securities and the Senior Subordinated Debt Securities. See “—Subordination”.

Indebtedness of the Company which would have been senior to the Junior Subordinated Debt Securities totaled approximately $4.3 billion at December 31, 2002. This amount does not include indebtedness of subsidiaries of the Company, which will be structurally senior to the Junior Subordinated Debt Securities. See “Description of Senior Debt Securities and Senior Subordinated Debt Securities—General” for a more detailed discussion. Indebtedness existing under the Junior Indenture, which would have ranked equally with the Junior Subordinated Debt Securities totaled approximately $1.1 billion at December 31, 2002.

Except as otherwise provided in the applicable prospectus supplement, the Junior Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Junior Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise. In addition, a series of Junior Subordinated Debt Securities may be reopened in order to issue additional Junior Subordinated Debt Securities of that series in the future without the consent of the holders of Junior Subordinated Debt Securities of that series.

Junior Subordinated Debt Securities may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable prospectus supplement.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debt Securities, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

The Junior Indenture does not limit the aggregate principal amount of the Junior Subordinated Debt Securities or of any particular series of Junior Subordinated Debt Securities that may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued from time to time in series.

If the Junior Subordinated Debt Securities are denominated in whole or in part in any currency other than United States dollars, if the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debt Securities are to be payable at the election of the Company or a holder thereof, in a currency or currencies other than that in which such Junior Subordinated Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the Junior Subordinated Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

The Junior Indenture does not contain any provisions that would provide protection to holders of the Junior Subordinated Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

The Junior Indenture allows us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Junior Subordinated Debt Securities, and we will be released from all liabilities and obligations. See “—Consolidation, Merger, Sale of Assets and Other Transactions” for a more detailed discussion.

The Junior Indenture provides that the Company and the Junior Indenture Trustee may change certain of our obligations or certain of your rights concerning the Junior Subordinated Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Junior Subordinated Debt Securities, every holder in the series must consent. See “Modification of the Junior Indenture” for a more detailed discussion.

Denominations, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, the Junior Subordinated Debt Securities will be issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. See “Book-Entry Issuance.” Subject to restrictions relating to Junior Subordinated Debt Securities represented by global certificates, Junior Subordinated Debt Securities of any series will be exchangeable for other Junior Subordinated Debt Securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

Subject to restrictions relating to Junior Subordinated Debt Securities represented by global certificates, Junior Subordinated Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Junior Subordinated Debt Securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Indenture. The Company will appoint the Junior Indenture Trustee as securities registrar under the Junior Indenture. If the applicable prospectus supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Company with respect to any series of Junior Subordinated Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debt Securities.

In the event of any redemption, neither the Company nor the Junior Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debt Securities of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debt Securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debt Securities so selected for redemption, except, in the case of any Junior Subordinated Debt Securities being redeemed in part, any portion thereof not to be redeemed.

Global Junior Subordinated Debt Securities

Unless otherwise stated in a prospectus supplement or unless issued to a BNY Trust as Corresponding Junior Subordinated Debentures each series of the Junior Subordinated Debt Securities will be represented by fully registered global certificates issued as global Junior Subordinated Debt Securities to be deposited with a depositary with respect to that series instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on Junior Subordinated Debt Securities and other payments will be payable are discussed in more detail under the heading “Book-Entry Issuance.”

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debt Securities will be made at the office of the Junior Indenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) except in the case of Junior Subordinated Debt Securities represented by global certificates or issued to a BNY Trust, by check mailed to the address of the Person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on Junior Subordinated Debt Securities will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional Paying Agents or rescind the designation of any paying agent; however the Company will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debt Securities.

Any moneys deposited with the Junior Indenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, so long as no Debenture Event of Default has occurred and is continuing, the Company will have the right at any time and from time to time during the term of any series of Junior Subordinated Debt Securities to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement (each, an “Extension Period”), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debt Securities. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable prospectus supplement. As a consequence of any such deferral, Distributions on the Related Trust Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the prospectus supplement for such Trust Preferred Securities) by the BNY Trust of such Trust Preferred Securities during any such Extension Period. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity in all respects with or junior in interest to the Corresponding Junior Subordinated Debt Securities (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Company’s capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock, (c) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock). Prior to the termination of any such applicable Extension Period, the Company may further defer the payment of interest.

This covenant will also apply if:

(i)  the Company has actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an Event of Default under the Junior Indenture with respect to such Junior Subordinated Debt Securities and the Company has not taken reasonable steps to cure the event; and

(ii)  if such Junior Subordinated Debt Securities are held by a BNY Trust, the Company is in default with respect to its payment of any obligations under the Guarantee related to the Related Trust Preferred Securities.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, Junior Subordinated Debt Securities will not be subject to any sinking fund.

Unless otherwise indicated in the applicable prospectus supplement, the Company may, at its option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debt Securities of any series in whole at any time or in part from time to time. If the Junior Subordinated Debt Securities of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Unless otherwise indicated in the applicable prospectus supplement, Junior Subordinated Debt Securities in denominations larger than $25.00 may be redeemed in part but only in integral multiples of $25.00. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest (including Additional Interest) thereon to the redemption date, plus 100% of the principal amount thereof.

Except as otherwise specified in the applicable prospectus supplement, if a Tax Event in respect of a series of Junior Subordinated Debt Securities or a Capital Treatment Event shall occur and be continuing, the Company may, at its option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debt Securities in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event or Capital Treatment Event, at a redemption price equal to

100% of the principal amount of such Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

“Tax Event” means the receipt by a BNY Trust or the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the related Trust Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such BNY Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debt Securities, (ii) interest payable by the Company on such series of Corresponding Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) such BNY Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

A “Capital Treatment Event” means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the related Trust Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities as “Tier 1 Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each Holder of Junior Subordinated Debt Securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debt Securities or portions thereof called for redemption.

Modification of the Junior Indenture

From time to time the Company and the Junior Indenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debt Securities, amend, waive or supplement the Junior Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debt Securities or, in the case of Corresponding Junior Subordinated Debt Securities, the holders of the Related Trust Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Junior Indenture under the Trust Indenture Act. The Junior Indenture contains provisions permitting the Company and the Junior Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debt Securities affected, to modify the Junior Indenture in a manner affecting adversely the rights of the holders of such series of the Junior Subordinated Debt Securities in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debt Securities (except as otherwise specified in the applicable prospectus supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debt Securities of any series, the holders of which are required to consent to any such modification of the Junior Indenture, provided that, in the case of Corresponding Junior Subordinated Debt Securities, so long as any of the Related Trust Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Trust Preferred Securities in any material respect, and no termination of the Junior Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Junior Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Trust Preferred Securities affected unless and until the principal of the Corresponding Junior Subordinated Debt Securities and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied and (b) where a consent under the Junior Indenture would require the consent of each holder of Corresponding Junior Subordinated Debt Securities, no such consent will be given by the Property Trustee without the prior consent of each holder of Related Trust Preferred Securities.

In addition, the Company and the Junior Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Junior Indenture for the purpose of creating any new series of Junior Subordinated Debt Securities.

Junior Subordinated Debt Security Events of Default

The Junior Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debt Securities that has occurred and is continuing constitutes a “Debenture Event of Default” with respect to such series of Junior Subordinated Debt Securities:

(i)  failure for 30 days to pay any interest on such series of Junior Subordinated Debt Securities, including any Additional Interest in respect thereof, when due (subject to the deferral of any interest payment in the case of an Extension Period);

(ii)  failure to pay any principal or premium, if any, on such series of Junior Subordinated Debt Securities when due whether at maturity or upon redemption;

(iii)  failure to observe or perform any other covenants contained in the indenture for 90 days after written notice to the Company from the Junior Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debt Securities; or

(iv)  certain events in bankruptcy, insolvency or reorganization of the Company.

The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Indenture Trustee. The Junior Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debt Securities of each series affected may declare the principal (or, if the Junior Subordinated Debt Securities of such series are Discount Securities, such portion of the principal amount as may be specified in a prospectus supplement) due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debt Securities, should the Junior Indenture Trustee or such holders of such Corresponding Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Trust Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of each series affected may annul such declaration. In the case of Corresponding Junior Subordinated Debt Securities, should the holders of such Corresponding Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Trust Preferred Securities shall have such right.

The holders of a majority in aggregate outstanding principal amount of each series of Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities of such series, waive any default, except a default in the payment of principal or interest (including any Additional Interest) (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration has been deposited with the Junior Indenture Trustee) or a default in respect of a covenant or provision which under the Junior Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series. In the case of Corresponding Junior Subordinated Debt Securities, should the holders of such Corresponding Junior Subordinated Debt Securities fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Trust Preferred Securities shall have such right. The Company is required to file annually with the Junior Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Indenture.

In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debt Securities, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debt Securities, and any other amounts payable under the Junior Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debt Securities.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debt Securities has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on such Corresponding Junior Subordinated Debt Securities on the date such interest or principal is due and payable, a holder of the Related Trust Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest (including any Additional Interest) on such Corresponding Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the Related Trust Preferred Securities of such holder (a “Direct Action”). The Company may not amend the Junior Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Related Trust Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable BNY Trust may become subject to the reporting obligations under the Exchange Act. The Company shall have the right under the Junior Indenture to set-off any payment made to such holder of the Related Trust Preferred Securities by the Company in connection with a Direct Action.

The holders of such Related Trust Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debt Securities unless there shall have been an event of default under the Trust Agreement. See “Description of Trust Preferred Securities—Events of Default; Notice”.

Consolidation, Merger, Sale of Assets and Other Transactions

The Junior Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(i)  in case the Company consolidates with or merges into another Person (and the Company is not the surviving Person) or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company’s obligations on the Junior Subordinated Debt Securities issued under the Junior Indenture;

(ii)  immediately after giving effect to such transaction, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and

(iii)  certain other conditions as prescribed by the Junior Indenture are met.

The general provisions of the Junior Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debt Securities.

Satisfaction and Discharge

The Junior Indenture provides that when, among other things, all Junior Subordinated Debt Securities not previously delivered to the Junior Indenture Trustee for cancellation:

(i)  have become due and payable,

(ii)  will become due and payable at their Stated Maturity within one year, or

(iii)  are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and the Company deposits or causes to be deposited with the Junior Indenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debt Securities are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debt Securities not previously delivered to the Junior Indenture Trustee for cancellation, for the principal (and premium, if any) and interest (including any Additional Interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Indenture will cease to be of further effect (except as to the Company’s obligations to pay all other sums due pursuant to the Junior Indenture and to provide the officers’ certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Indenture.

Defeasance and Covenant Defeasance

The Junior Indenture provides, if such provision is made applicable to the Junior Subordinated Debt Securities of any series (which will be indicated in the prospectus supplement applicable thereto), that the Company may elect either:

(A)  to defease (“defeasance”) and be discharged from any and all obligations with respect to such Junior Subordinated Debt Securities then outstanding (including the provisions described under “—Subordination” and except for the obligations to register the transfer or exchange of such Junior Subordinated Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Junior Subordinated Debt Securities, to maintain an office or agency in respect of the Junior Subordinated Debt Securities and to hold moneys for payment in trust); or

(B)  to be released from its obligations with respect to such Junior Subordinated Debt Securities then outstanding under any sections of the Junior Indenture applicable to such Junior Subordinated Debt Securities that are subject to covenant defeasance (“covenant defeasance”) upon the deposit with the Junior Indenture Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) and interest on such Junior Subordinated Debt Securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon.

As a condition to defeasance or covenant defeasance, the Company must deliver to the Junior Indenture Trustee an Opinion of Counsel (as specified in the Junior Indenture) to the effect that the holders of such Junior Subordinated Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable Federal income tax law, in any such case after the date of the Junior Indenture.

Under current Federal income tax law, defeasance would likely be treated as a taxable exchange of such Junior Subordinated Debt Securities for interests in the defeasance trust. As a consequence a holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for such Junior Subordinated Debt Securities and the value of the holder’s proportionate interest in the defeasance trust, and thereafter would be required to include in income a proportionate share of the income, gain and loss of the defeasance trust. Under current Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Junior Subordinated Debt Securities. Purchasers of such Junior Subordinated Debt Securities should consult their own advisors with respect to the tax consequences to them of such defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

The Company may exercise its defeasance option with respect to Junior Subordinated Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of the Junior Subordinated Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Junior Subordinated Debt Securities may not be accelerated by reference to the covenants noted under clause (B) above. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Junior Subordinated Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

The prospectus supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to the Junior Subordinated Debt Securities of a particular series.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the Junior Subordinated Debt Securities of any series may be convertible or exchangeable into Junior Subordinated Debt Securities of another series or into other securities of the Company. The specific terms on which Junior Subordinated Debt Securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number or principal amount of such other securities to be received by the holders of Junior Subordinated Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The Junior Subordinated Debt Securities will be subordinate in right of payment, to the extent set forth in the Junior Indenture, to all Senior Debt of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Debt has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities.

As used in this section, “Senior Debt” means any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Debt includes the Company’s Senior Subordinated Debt Securities and any Senior Subordinated Debt Securities issued in the future with substantially similar subordination terms, but does not include the Junior Subordinated Debt Securities of any series or any Junior Subordinated Debt Securities issued in the future with subordination terms substantially similar to those of the Junior Subordinated Debt Securities.

Indebtedness of the Company which would have been senior to the Junior Subordinated Debentures totaled approximately $4.3 billion at December 31, 2002. Indebtedness existing under the Junior Indenture, which would have ranked equally with the Junior Subordinated Debt Securities totaled approximately $1.1 billion at December 31, 2002.

In the event of:

(i)  any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property,

(ii)  any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

(iii)   any assignment by the Company for the benefit of creditors, or

(iv)  any other marshaling of the assets of the Company,

then all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debt Securities.

In such event, any payment or distribution on account of the Junior Subordinated Debt Securities, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debt Securities will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the holders of Junior Subordinated Debt Securities, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debt Securities, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Junior

Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debt Securities. If any payment or distribution on account of the Junior Subordinated Debt Securities of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debt Securities in contravention of any of the terms hereof and before all the Senior Debt has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Debt may receive more, ratably, and holders of the Junior Subordinated Debt Securities may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default under the Junior Indenture.

The Junior Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

Trust Expenses

Pursuant to the Expense Agreement for each series of Corresponding Junior Subordinated Debt Securities, the Company, as holder of the Trust Common Securities, will irrevocably and unconditionally agree with each BNY Trust that holds Junior Subordinated Debt Securities that the Company will pay to such BNY Trust, and reimburse such BNY Trust for, the full amounts of any costs, expenses or liabilities of the BNY Trust, other than obligations of the BNY Trust to pay to the holders of any Trust Preferred Securities or other similar interests in the BNY Trust the amounts due such holders pursuant to the terms of the Trust Preferred Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the BNY Trust that are required by applicable law to be satisfied in connection with a termination of such BNY Trust.

Governing Law

The Junior Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Junior Indenture Trustee

The Junior Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Junior Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Junior Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Junior Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Junior Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Corresponding Junior Subordinated Debt Securities

The Corresponding Junior Subordinated Debt Securities may be issued in one or more series of Junior Subordinated Debt Securities under the Junior Indenture with terms corresponding to the terms of a series of Related Trust Preferred Securities. In that event, concurrently with the issuance of each BNY Trust’s Trust Preferred Securities, such BNY Trust will invest the proceeds thereof and the consideration paid by the Company for the Trust Common Securities of such BNY Trust in such series of Corresponding Junior Subordinated Debt Securities issued by the Company to such BNY Trust. Each series of Corresponding Junior Subordinated Debt Securities will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Trust Preferred Securities and the Trust Common Securities of such BNY Trust and will rank on a parity with all other series of Junior Subordinated Debt Securities. Holders of the Related Trust Preferred Securities for a series of Corresponding Junior Subordinated Debt Securities will have the rights in connection with modifications to the Junior Indenture or upon occurrence of Debenture Events of Default, as described under “—Modification of Junior Indenture” and “—Debenture Events of Default”, unless provided otherwise in the prospectus supplement for such Related Trust Preferred Securities.

Unless otherwise specified in the applicable prospectus supplement, if a Tax Event or a Capital Treatment Event in respect of a BNY Trust shall occur and be continuing, the Company may, at its option and subject to prior approval of the Federal Reserve Board if then so required under applicable capital guidelines or policies, redeem the Corresponding Junior Subordinated Debt Securities at any time within 90 days of the occurrence of such Tax Event or Capital Treatment Event, in whole but not in part, subject to the provisions of the Junior Indenture and whether or not such Corresponding Junior Subordinated Debt Securities are then otherwise redeemable at the option of the Company. Unless provided otherwise in the related prospectus supplement, the redemption price for any Corresponding Junior Subordinated Debt Securities shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable BNY Trust is the holder of all the outstanding Corresponding Junior Subordinated Debt Securities, the proceeds of any such redemption will be used by the BNY Trust to redeem the corresponding Trust Securities in accordance with their terms. In lieu of such redemption, the Company has the right to dissolve the applicable BNY Trust and to distribute such Corresponding Junior Subordinated Debt Securities to the holders of the related series of Trust Securities in liquidation of such BNY Trust. See “Description of Trust Preferred Securities—Redemption or Exchange—Distribution of Corresponding Junior Subordinated Debentures” for a more detailed discussion. The Company may not redeem a series of Corresponding Junior Subordinated Debt Securities in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debt Securities of such series for all interest periods terminating on or prior to the Redemption Date.

The Company will covenant in the Junior Indenture, as to each series of Corresponding Junior Subordinated Debt Securities, that if and so long as (i) the BNY Trust of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debt Securities, (ii) a Tax Event in respect of such BNY Trust has occurred and is continuing and (iii) the Company has elected to redeem such Corresponding Junior Subordinated Debt Securities or dissolve such BNY Trust, and has not revoked such election, the Company will pay to such BNY Trust Additional Sums (as defined under “Description of Trust Preferred Securities—Redemption or Exchange”). The Company will also covenant, as to each series of Corresponding Junior Subordinated Debt Securities, (i) to maintain directly or indirectly 100% ownership of the Trust Common Securities of the BNY Trust to which such Corresponding Junior Subordinated Debt Securities have been issued, provided that certain successors which are permitted pursuant to the Junior Indenture may succeed to the Company’s ownership of the Trust Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any BNY Trust, except (a) in connection with a distribution of Corresponding Junior Subordinated Debt Securities to the holders of the Trust Preferred Securities in exchange therefor upon liquidation of such BNY Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, in either such case, if so specified in the applicable prospectus supplement upon prior approval of the Federal Reserve, if then so required under applicable Federal Reserve capital guidelines or policies, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such BNY Trust to be classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

DESCRIPTION OF TRUST PREFERRED SECURITIES

This summary of certain provisions of the Trust Preferred Securities and each Trust Agreement is not complete. For a complete description you should read each Trust Agreement. Wherever particular defined terms of a Trust Agreement are referred to herein or in a prospectus supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement is incorporated as an exhibit to the registration statement of which this prospectus is a part by reference to the Company’s Registration Statement on Form S-3 (Nos. 333-70187, 333-70187-01, 333-70187-02, 333-70187-03 and 333-70187-04).

Pursuant to the terms of the Trust Agreement for each BNY Trust, each BNY Trust will sell Trust Preferred Securities to the public and Trust Common Securities to the Company. The Trust Preferred Securities represent preferred beneficial interests in the BNY Trust that sold them. Holders of such Trust Preferred Securities will be entitled to receive Distributions and amounts payable on redemption or liquidation ahead of holders of the Trust Common Securities. A more complete discussion appears under the heading “—Subordination of Trust Common Securities”. Holders of the Trust Preferred Securities will also be entitled to other benefits as described in the corresponding Trust Agreement.

Each of the BNY Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

General

The Trust Preferred Securities of a BNY Trust will rank on a parity, and payments will be made thereon pro rata, with the Trust Common Securities of that BNY Trust except as described under “—Subordination of Trust Common Securities”. Legal title to the Corresponding Junior Subordinated Debt Securities will be held and administered by the Property Trustee in trust for the benefit of the holders of the Related Trust Preferred Securities and Trust Common Securities.

Each Guarantee Agreement executed by the Company for the benefit of the holders of a BNY Trust’s Trust Preferred Securities will be a Guarantee on a subordinated basis with respect to the Related Trust Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Preferred Securities when the related BNY Trust does not have funds on hand available to make such payments. See “Description of Guarantees.”

Distributions

Distributions on the Trust Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable on such dates as specified in the applicable prospectus supplement. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a “Distribution Date”). A “Business Day” shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Junior Indenture Trustee is closed for business.

Each BNY Trust’s Trust Preferred Securities represent preferred beneficial interests in the applicable BNY Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable prospectus supplement for such Trust Preferred Securities. Distributions to which holders of Trust Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable prospectus supplement. The term “Distributions” as used herein includes any such additional Distributions unless otherwise stated.

If an Extension Period occurs with respect to the Corresponding Junior Subordinated Debt Securities, distributions on the Related Trust Preferred Securities will be correspondingly deferred. See “Description of Junior Subordinated Debt Securities—Option to Defer Interest Payments.”

The revenue of each BNY Trust available for distribution to holders of its Trust Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debt Securities in which the BNY Trust will invest the proceeds from the issuance and sale of its Trust Securities. See “Description of Junior Subordinated Debt Securities—Corresponding Junior Subordinated Debt Securities.” If the Company does not make interest payments on such Corresponding Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Related Trust Preferred Securities. The payment of Distributions (if and to the extent the BNY Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under “Description of Guarantees”.

Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the register of such BNY Trust at the close of business on the relevant record dates, which, as long as the Trust Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under “Book-Entry Issuance.” In the event any Trust Preferred Securities are not in book-entry form, the relevant record date for such Trust Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption.    Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debt Securities, whether at maturity or upon earlier redemption as provided in the Junior Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the “Redemption Price”) equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the “Redemption Date”) and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Corresponding Junior Subordinated Debt Securities. See “Description of Junior Subordinated Debt Securities—Redemption”. If less than all of any series of Corresponding Junior Subordinated Debt Securities are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Trust Preferred Securities and the Trust Common Securities based upon the relative Liquidation Amounts of such classes. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debt Securities to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Trust Preferred Securities and the Trust Common Securities. The Redemption Price will be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

The Company will have the right to redeem any series of Corresponding Junior Subordinated Debt Securities (i) on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Capital Treatment Event or (iii) as may be otherwise specified in the applicable prospectus supplement, in each case subject to receipt of prior approval by the Federal Reserve Board if then so required under applicable Federal Reserve capital guidelines or policies.

Distribution of Corresponding Junior Subordinated Debt Securities.    Subject to the Company having received prior approval of the Federal Reserve Board to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, the Company has the right at any time to terminate any BNY Trust and, after satisfaction of the liabilities of creditors of such BNY Trust as provided by applicable law, cause such Corresponding Junior Subordinated Debt Securities in respect of the Trust Preferred Securities and Trust Common Securities issued by such BNY Trust to be distributed to the holders of such Trust Preferred Securities and Trust Common Securities in liquidation of such BNY Trust.

Tax Event or Capital Treatment Event Redemption.    If a Tax Event or Capital Treatment Event in respect of a series of Trust Preferred Securities and Trust Common Securities shall occur and be continuing, the Company has the right to redeem the Corresponding Junior Subordinated Debt Securities in whole (but not in part) and thereby cause a mandatory redemption of such Trust Preferred Securities and Trust Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event in respect of a series of Trust Preferred Securities and Trust Common Securities has occurred and is continuing and the Company does not elect to redeem the Corresponding Junior Subordinated Debt Securities and thereby cause a mandatory redemption of such Trust Preferred Securities or to liquidate the related BNY Trust and cause the Corresponding Junior Subordinated Debt Securities to be distributed to holders of such Trust Preferred Securities and Trust Common Securities in exchange therefor upon liquidation of the BNY Trust as described above, such Trust Preferred Securities will remain outstanding and Additional Sums may be payable on the Corresponding Junior Subordinated Debt Securities.

“Additional Sums” means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by a BNY Trust on the outstanding Trust Preferred Securities and Trust Common Securities of the BNY Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such BNY Trust has become subject as a result of a Tax Event.

“Like Amount” means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount equal to the principal amount of Corresponding Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Junior Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debt Securities to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related BNY Trust, Corresponding Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

“Liquidation Amount” means the stated liquidation amount per Trust Security of $25 (or such other stated amount as is set forth in the applicable prospectus supplement).

After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debt Securities for any Trust Preferred Securities:

(i)  such Trust Preferred Securities will no longer be deemed to be outstanding,

(ii)  The Depository Trust Company (“DTC”) (for a more detailed explanation of DTC, see “Book-Entry Issuance”) or its nominee, as the record holder of such Trust Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debt Securities to be delivered upon such distribution, and

(iii)  any certificates representing such Trust Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debt Securities having a principal amount equal to the stated Liquidation Amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Trust Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

There can be no assurance as to the market prices for the Trust Preferred Securities or the Corresponding Junior Subordinated Debt Securities that may be distributed in exchange for Trust Preferred Securities if a dissolution and liquidation of a BNY Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of a BNY Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

Redemption Procedures

Trust Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debt Securities. Redemptions of the Trust Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related BNY Trust has funds on hand available for the payment of such Redemption Price. See also “—Subordination of Trust Common Securities”.

If the Property Trustee gives a notice of redemption in respect of any Trust Preferred Securities, then, while such Trust Preferred Securities are in book-entry form, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Trust Preferred Securities. See “Book-Entry Issuance”. If such Trust Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Trust Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Preferred Securities called for redemption shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price and any Distribution payable in respect of the Trust Preferred Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Trust Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Trust Preferred Securities called for redemption is improperly withheld or refused and not paid either by a BNY Trust or by the Company pursuant to the related Guarantee as described under “Description of Guarantees”, Distributions on such Trust Preferred Securities will continue to accrue at the then applicable rate from the Redemption Date originally established by such BNY Trust for such Trust Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

Payment of the Redemption Price on the Trust Preferred Securities and any distribution of Corresponding Junior Subordinated Debt Securities to holders of Trust Preferred Securities shall be made to the applicable record holders thereof as they appear on the register for such Trust Preferred Securities on the relevant record date, which, as long as the Trust Preferred Securities remain in book-entry form, shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that such Trust Preferred Securities are not in book-entry form, the relevant record date for such Trust Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If less than all of the Trust Preferred Securities and Trust Common Securities issued by a BNY Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Preferred Securities and Trust Common Securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and the Trust Common Securities based upon the relative Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such customary method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof, unless a different amount is specified in the applicable prospectus supplement) of the Liquidation Amount of Preferred Securities of a denomination larger than $25 (or such other denomination as is specified in the applicable prospectus supplement). The Property Trustee shall promptly notify the Securities Registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate, in the case of any Trust Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debt Securities, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debt Securities or portions thereof (and Distributions will cease to accrue on the Related Trust Preferred Securities or portions thereof) called for redemption.

Subordination of Trust Common Securities

Payment of Distributions on, and the Redemption Price of, each BNY Trust’s Trust Preferred Securities and Trust Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Trust Preferred Securities and Trust Common Securities; provided, however, that if on any Distribution Date, Redemption Date or liquidation date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution in respect of, any of such BNY Trust’s Trust Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Trust Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of such BNY Trust’s outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of such BNY Trust’s outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all outstanding Trust Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, such BNY Trust’s Trust Preferred Securities then due and payable.

In the case of any event of default under the applicable Trust Agreement resulting from a Debenture Event of Default, the Company as holder of such BNY Trust’s Trust Common Securities will have no right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Trust Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Trust Preferred Securities and not on behalf of the Company as holder of such BNY Trust’s Trust Common Securities, and only the holders of such Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation and Distribution Upon Termination

Pursuant to each Trust Agreement, each BNY Trust shall terminate on the first to occur of:

(i)  the expiration of its term;

(ii)  certain events of bankruptcy, dissolution or liquidation of the holder of the Trust Common Securities;

(iii)  the distribution of a Like Amount of the Corresponding Junior Subordinated Debt Securities to the holders of its Trust Securities, if the Company, as Depositor, has given written direction to the Property Trustee to terminate such BNY Trust (subject to the Company having received prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies) Such written direction by the Company is optional and solely within the discretion of the Company;

(iv)  redemption of all of such BNY Trust’s Preferred Securities as described under “—Redemption or Exchange—Mandatory Redemption”; and

(v)  the entry of an order for the dissolution of such BNY Trust by a court of competent jurisdiction.

If an early termination occurs as described in clause (ii), (iii) or (v) above, the relevant BNY Trust shall be liquidated by the related BNY Trust Trustees as expeditiously as such BNY Trust Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such BNY Trust as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debt Securities, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of such BNY Trust available for distribution to holders, after satisfaction of liabilities to creditors of such BNY Trust as provided by applicable law, an amount equal to, in the case of holders of Trust Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because such BNY Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such BNY Trust on its Trust Preferred Securities shall be paid on a pro rata basis. The holder(s) of such BNY Trust’s Trust Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Trust Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Trust Common Securities.

Events of Default; Notice

Any one of the following events constitutes an “Event of Default” under each Trust Agreement with respect to the Trust Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)  the occurrence of a Debenture Event of Default under the Junior Indenture (see “Description of Junior Subordinated Debt Securities—Debenture Events of Default”); or

(ii)  default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

(iii)  default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

(iv)  default in the performance, or breach, in any material respect, of any covenant or warranty of the BNY Trust Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting BNY Trust Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities of the applicable BNY Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such Trust Agreement; or

(v)  the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 90 days thereof.

Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such BNY Trust’s Trust Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Trust Common Securities as described above. See “—Liquidation Distribution Upon Termination.” The existence of an Event of Default does not entitle the holders of Trust Preferred Securities to accelerate the maturity thereof.

Removal of BNY Trust Trustees

Unless a Debenture Event of Default shall have occurred and be continuing, any BNY Trust Trustee may be removed at any time by the holder of the Trust Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Trust Common Securities. No resignation or removal of a BNY Trust Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

Co-trustees and Separate Property Trustee

Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Trust Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of BNY Trust Trustees

Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall automatically become the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the BNY Trusts

A BNY Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. A BNY Trust may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the related Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that:

(i)  such successor entity either (a) expressly assumes all of the obligations of such BNY Trust with respect to such Trust Preferred Securities or (b) substitutes for such Trust Preferred Securities other securities having substantially the same terms as such Trust Preferred Securities (the “Successor Securities”) so long as the Successor Securities rank the same as such Trust Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

(ii)  the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debt Securities,

(iii)  the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which such Trust Preferred Securities are then listed, if any,

(iv)  such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the Trust Preferred Securities,

(v)  such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the material rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect,

(vi)  such successor entity has a purpose identical to that of the BNY Trust,

(vii)  prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the BNY Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the material rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the BNY Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and

(viii)  the Company or any permitted successor or assignee owns all of the Trust Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee.

Notwithstanding the foregoing, a BNY Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the related Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the BNY Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

There are no provisions that afford holders of any Trust Preferred Securities protection in the event of a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of the Company. Nor are there any provisions that require the repurchase of any Trust Preferred Securities upon a change in control of the Company.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the relevant BNY Trust.

Each Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement provided that any such amendment does not adversely affect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the relevant BNY Trust will be classified for United States Federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any Trust Securities are outstanding, to ensure that the Corresponding Junior Subordinated Debt Securities will be treated as indebtedness of the Company or to ensure that such BNY Trust will not be required to register as an “investment company” under the Investment Company Act; provided however, that such amendments do not adversely affect in any material respect the rights of the holders of the Trust Preferred Securities. Any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the related BNY Trust Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by such BNY Trust Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to such BNY Trust Trustees in accordance with such amendment will not cause such BNY Trust to be taxable as a corporation or affect such BNY Trust’s status as a grantor trust for United States Federal income tax purposes or such BNY Trust’s exemption from status as an “investment company” under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

So long as any Corresponding Junior Subordinated Debt Securities are held by the Property Trustee, the related BNY Trust Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Junior Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under the Junior Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Indenture or such Corresponding Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Trust Preferred Securities; provided, however, that where a consent under the Junior Indenture would require the consent of each holder of Corresponding Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Related Trust Preferred Securities. The BNY Trust Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of the holders of such Trust Preferred Securities. The Property Trustee shall notify each holder of Trust Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of the holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the BNY Trust Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the BNY Trust will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action and such action would not cause the BNY Trust to be classified as other than a grantor trust for United States Federal income tax purposes.

Any required approval of holders of Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Trust Preferred Securities in the manner set forth in each Trust Agreement.

No vote or consent of the holders of Trust Preferred Securities will be required for a BNY Trust to redeem and cancel its Trust Preferred Securities in accordance with the applicable Trust Agreement.

Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the BNY Trust Trustees or any affiliate of the Company or any BNY Trust Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

Unless otherwise set forth in a prospectus supplement, any Trust Preferred Securities will be represented by fully registered global certificates issued as global Trust Preferred Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on global Trust Preferred Securities and other payments will be payable are discussed in more detail under the heading “Book-Entry Issuance.”

Payment and Paying Agency

Payments in respect of Trust Preferred Securities represented by global certificates shall be made to DTC as described under “Book-Entry Issuance.” If any Trust Preferred Securities are not represented by global certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable prospectus supplement, the paying agent (the “Paying Agent”) shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and reasonably acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of each BNY Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The BNY Trusts will not be required to register or cause to be registered the transfer of their Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Trust Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the BNY Trusts in such a way that no BNY Trust will be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debt Securities will be treated as indebtedness of the

Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each BNY Trust or each Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes. The Company and the BNY Trustees may amend each Trust Agreement without the consent of the holders of the related Trust Preferred Securities and even if such amendment would adversely affect the interests of such holders, as shall be necessary to ensure that each BNY Trust will be classified for United States Federal income tax purposes as a grantor trust and will not be required to register as an investment company under the Investment Company Act and to ensure that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Company. A more detailed discussion appears under the heading “—Voting Rights; Amendment of Each Trust Agreement.”

Holders of the Trust Preferred Securities have no preemptive or similar rights.

No BNY Trust may borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF GUARANTEES

A Guarantee will be executed and delivered by the Company at the same time each BNY Trust issues its Trust Preferred Securities. Each Guarantee is for the benefit of the holders from time to time of such Trust Preferred Securities. Bank One, National Association will act as indenture trustee (“Guarantee Trustee”) under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related BNY Trust’s Trust Preferred Securities.

This summary of certain terms and provisions of the Guarantees, is not complete. For a complete description you should read each Guarantee. The form of the Guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Junior Indenture is qualified under the Trust Indenture Act.

When we refer to Trust Preferred Securities we mean the Trust Preferred Securities issued by the related BNY Trust to which a Guarantee relates.

General

The Company will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such BNY Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the related BNY Trust (the “Guarantee Payments”), will be subject to the related Guarantee:

(i)  any accumulated and unpaid Distributions required to be paid on such Trust Preferred Securities, to the extent that such BNY Trust has funds on hand available therefor at such time,

(ii)  the Redemption Price with respect to any Trust Preferred Securities called for redemption, to the extent that such BNY Trust has funds on hand available therefor at such time, or

(iii)  upon a voluntary or involuntary dissolution, winding up or liquidation of such BNY Trust (unless the Corresponding Junior Subordinated Debt Securities are distributed to holders of such Trust Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such BNY Trust remaining available for distribution to holders of Trust Preferred Securities after satisfaction of liabilities to creditors of such BNY Trust as required by applicable law.

The Company’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Trust Preferred Securities or by causing the BNY Trust to pay such amounts to such holders.

Each Guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the related BNY Trust’s obligations under the Trust Preferred Securities, but will apply only to the extent that such related BNY Trust has funds sufficient to make such payments, and is not a guarantee of collection. See “—Status of the Guarantees”

If the Company does not make interest payments on the Corresponding Junior Subordinated Debt Securities held by the BNY Trust, the BNY Trust will not be able to pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor. Each Guarantee constitutes an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt of the Company. See “—Status of the Guarantees.” Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company’s obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See “The Company.” Except as otherwise provided in the applicable prospectus supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Junior Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise.

The Company has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debt Securities, the Junior Indenture and the applicable Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the related BNY Trust’s obligations under the related Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of a BNY Trust’s obligations under its related Trust Preferred Securities. See “Relationship Among the Trust Preferred Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees.”

Status of the Guarantees

Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt of the Company in the same manner as Corresponding Junior Subordinated Debt Securities.

Each Guarantee will rank equally with all other Guarantees issued by the Company. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Trust Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the BNY Trust or upon distribution to the holders of the Trust Preferred Securities of the Corresponding Junior Subordinated Debt Securities. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the material rights of holders of the related Trust Preferred Securities (in which case no vote of the holders will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Trust Preferred Securities. The manner of obtaining any such approval will be as set forth under “Description of Trust Preferred Securities—Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Trust Preferred Securities then outstanding. The Company may not assign its obligations under the Guarantees except in connection with a consolidation, merger or sale involving the Company that is permitted under the terms of the corresponding Junior Indenture and then only if any such successor or assignee agrees in writing to perform the Company’s obligations under the Guarantees.

Events of Default

An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder or to perform any non-payment obligations if such non-

payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the related Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

The holders of not less than a majority in aggregate Liquidation Amount of the related Trust Preferred Securities have the right, by vote, to waive any past events of default and its consequences under each Guarantee. If such a waiver occurs, any such event of default will cease to exist and be deemed to have been cured under the terms of the Guarantee.

Any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the BNY Trust, the Guarantee Trustee or any other person or entity.

The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. However, such a requirement does not relieve the Guarantee Trustee of its obligations to exercise its rights and powers under the Guarantee upon the occurrence of an event of default.

Termination of the Guarantees

Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Trust Preferred Securities, upon full payment of the amounts payable upon liquidation of the related BNY Trust or upon distribution of Corresponding Junior Subordinated Debt Securities to the holders of the related Trust Preferred Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Trust Preferred Securities must restore payment of any sums paid under such Trust Preferred Securities or such Guarantee.

Governing Law

Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

Pursuant to the Expense Agreement that will be entered into by the Company under each Trust Agreement (the “Expense Agreement”), the Company will, as holder of the Trust Common Securities, irrevocably and unconditionally guarantee to each Person or entity to whom the BNY Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the BNY Trust, other than obligations of the BNY Trust to pay to the holders of any Trust Preferred Securities or other similar interests in the BNY Trust of the amounts due such holders pursuant to the terms of the Trust Preferred Securities or such other similar interests, as the case may be. The Expense Agreement will be enforceable by third parties.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,  THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES,  THE EXPENSE AGREEMENT AND THE GUARANTEES

This section relates to Junior Subordinated Debt Securities which are issued by a BNY Trust and accordingly are Corresponding Junior Subordinated Debt Securities for a series of Related Trust Preferred Securities.

Full and Unconditional Guarantee

Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent the related BNY Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under “Description of Guarantees.” Taken together, the Company’s obligations under each series of Corresponding Junior Subordinated Debt Securities, the Junior Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the related BNY Trust’s obligations under the Related Trust Preferred Securities. If and to the extent that the Company does not make payments on any series of Corresponding Junior Subordinated Debt Securities, such BNY Trust will not pay Distributions or other amounts due on its Related Trust Preferred Securities. The Guarantees do not cover payment of Distributions when the related BNY Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of any Trust Preferred Securities is to institute a legal proceeding directly against the Company pursuant to the terms of the Junior Indenture for enforcement of payment of amounts of such Distributions to such holder after the applicable due dates. The obligations of the Company under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Company.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the Related Trust Preferred Securities, primarily because:

(i)  the aggregate principal amount of each series of Corresponding Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated Liquidation Amount of the Related Trust Preferred Securities and related Trust Common Securities;

(ii)  the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the Related Trust Preferred Securities;

(iii)  the Company shall pay, under the related Expense Agreement, for all and any costs, expenses and liabilities of such BNY Trust except the BNY Trust’s obligations to holders of its Trust Preferred Securities under such Trust Preferred Securities; and

(iv)  each Trust Agreement provides that the BNY Trust will not engage in any activity that is not consistent with the limited purposes of such BNY Trust.

Notwithstanding anything to the contrary in the Junior Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

A holder of any related Trust Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related BNY Trust or any other person or entity.

A default or event of default under any Senior Debt of the Company would not constitute a default or Event of Default under the Junior Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Junior Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debt Securities would constitute an Event of Default under the Junior Indenture.

Limited Purpose of BNY Trusts

Each BNY Trust’s Trust Preferred Securities evidence a preferred and undivided beneficial interest in such BNY Trust, and each BNY Trust exists for the sole purpose of issuing its Trust Preferred Securities and Trust Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debt Securities and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a Trust Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Corresponding Junior Subordinated Debt Securities held, while a holder of Trust Preferred Securities is entitled to receive Distributions from such BNY Trust (or from the Company under the applicable Guarantee) if and to the extent such BNY Trust has funds available for the payment of such Distributions.

Rights Upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of any BNY Trust not involving the distribution of the Corresponding Junior Subordinated Debt Securities, the holders of the related Trust Preferred Securities will be entitled to receive, out of the assets held by such BNY Trust, the Liquidation Distribution in cash. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Corresponding Junior Subordinated Debt Securities, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt as set forth in the Junior Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under each Guarantee and has agreed, under the related Expense Agreement, to pay for all costs, expenses and liabilities of each BNY Trust (other than the BNY Trust’s obligations to the holders of its Trust Preferred Securities), the positions of a holder of such Trust Preferred Securities and a holder of such Corresponding Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

DESCRIPTION OF PREFERRED STOCK

Summary

The following summary contains a description of certain general terms of the Preferred Stock. The particular terms of any series of preferred stock being offered by us under this shelf registration (the “Preferred Stock”) will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Preferred Stock:

•	the specific title and stated value,

•	number of shares or fractional interests therein,

•	any dividend, liquidation, redemption, voting and other rights,

•	the terms for conversion into Common Stock or other preferred stock or for exchange for Common Stock or other Debt Securities,

•	the securities exchanges, if any, on which such Preferred Stock is to be listed,

•	the initial public offering price, and the number of shares, if any, to be purchased by the underwriters.

The terms of any series of Preferred Stock being offered may differ from the terms set forth below. If the terms differ, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Amendment to the Company’s Restated Certificate of Incorporation relating to the series of the Preferred Stock for the complete terms of that Preferred Stock. That Certificate of Amendment will be filed with the SEC promptly after the offering of the Preferred Stock.

General

Under the Company’s Certificate of Incorporation, the Board of Directors of the Company is authorized, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of Preferred Stock, without par value, (the “No Par Preferred Stock”) and 5,000,000 shares of Class A Preferred Stock, par value $2.00 per share (the “Class A Preferred Stock” and together with the No Par Preferred Stock, being collectively referred to as the “Preferred Stock”). The Preferred Stock may be issued in one or more series, with such designations of titles; dividend rates; special or relative rights in the event of liquidation, distribution or sale of assets or dissolution or winding up of the Company; any sinking fund provisions; any redemption or purchase account provisions; any conversion provisions; and any voting rights thereof, as shall be set forth as and when established by the Board of Directors of the Company. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

The liquidation preference of any series of Preferred Stock is not necessarily indicative of the price at which shares of such series of Preferred Stock will actually trade at or after the time of their issuance. The market price of any series of Preferred Stock can be expected to fluctuate with changes in market and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the market prices of securities.

Rank

Any series of the No Par Preferred Stock or Class A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution rank (i) senior to all classes of common stock of the Company and with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to the No Par Preferred Stock or Class A Preferred Stock, as the case may be (collectively referred to as the “Junior Securities”); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with the No Par Preferred Stock or Class A Preferred Stock, as the case may be, including the Company’s 7.75% Cumulative Convertible Preferred Stock (collectively referred to as the “Parity Securities”); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to the No Par Preferred Stock or Class A Preferred Stock, as the case may be (collectively referred to as the “Senior Securities”). All shares of No Par Preferred Stock and Class A Preferred Stock will, regardless of series, be of equal rank. As used in any Certificate of Amendment for these purposes, the term “equity securities” will not include debt securities convertible into or exchangeable for equity securities.

Dividends

Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under “Description of Depositary Shares”) on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

The Company’s ability to pay dividends on its Preferred Stock is subject to policies established by the Federal Reserve Board and under the New York Banking Law. See “Certain Regulatory Considerations—Dividends.”

No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities unless dividends shall have been paid or set apart for such payment on the No Par Preferred Stock and Class A Preferred Stock. If full dividends are not so paid, the No Par Preferred Stock and Class A Preferred Stock shall share dividends pro rata with the Parity Securities.

Conversion

The prospectus supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock.

For any series of Preferred Stock which is convertible, the Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued No Par Preferred Stock or Class A Preferred Stock, as the case may be, or Common Stock or shares held in its treasury or both, for the purpose of effecting the conversion of the shares of such series of Preferred Stock, the full number of shares of No Par Preferred Stock, Class A Preferred Stock or Common Stock, as the case may be, then deliverable upon the conversion of all outstanding shares of such series.

No fractional shares or scrip representing fractional shares of Preferred Stock or Common Stock will be issued upon the conversion of shares of any series of convertible Preferred Stock. Each holder to whom fractional shares would otherwise be issued will instead be entitled to receive, at the Company’s election, either (a) a cash payment equal to the current market price of such holder’s fractional interest or (b) a cash payment equal to such holder’s proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale promptly by an agent, on behalf of such holders, of shares of Preferred Stock or Common Stock representing the aggregate of such fractional shares.

The holders of any series of shares of Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date occurring between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date but instead will receive accrued and unpaid dividends to such redemption date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Company’s default in payment of the dividend due. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of No Par Preferred Stock, Class A Preferred Stock or Common Stock issued upon conversion.

Exchangeability

The holders of shares of Preferred Stock of any series may be obligated at any time or at maturity to exchange such shares for Common Stock or debt securities of the Company. The terms of any such exchange and any such debt securities will be described in the prospectus supplement relating to such series of Preferred Stock.

Redemption

A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof upon terms and at the redemption prices set forth in the prospectus supplement relating to such series.

In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company or by any other method determined to be equitable by the Board of Directors.

On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 Capital without the prior approval of the Federal Reserve. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock or (2) the Federal Reserve determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Securities will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Junior Securities, including Common Stock, distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

Voting Rights

Except as indicated below or in the prospectus supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

Under regulations adopted by the Federal Reserve, if the holders of shares of any series of Preferred Stock of the Company become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a “controlling influence” over the Company) may then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act, a federal law, to acquire or retain 10% or more of such series.

Preferred Stock Outstanding

As of December 31, 2002, the Company has issued and outstanding no shares of No Par Preferred Stock and 3,000 shares of Class A Preferred Stock with an aggregate liquidation preference of $75,000. The 7.75% Cumulative Convertible Preferred Stock (3,000 shares) is the only series of Class A Preferred Stock outstanding. The shares of outstanding Class A Preferred Stock are fully paid and non-assessable. The Company has also authorized a series of No Par Preferred Stock in connection with its preferred stock purchase rights plan. See “Description of Preferred Stock Purchase Rights.”

Holders of shares of 7.75% Cumulative Convertible Preferred Stock are entitled to cumulative dividends, when declared by the Company’s Board of Directors.

In the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of the Company, the holder of a share of outstanding Preferred Stock will be entitled to receive prior to any payment upon the Company’s Common Stock, cash in the amount of $25 in the case of the 7.75% Cumulative Convertible Preferred Stock.

Holders of 7.75% Cumulative Convertible Preferred Stock have no general voting rights but have the right to vote in certain events. When an amount equal to at least six quarterly dividends payable on the 7.75% Cumulative Convertible Preferred Stock is in arrears, the number of directors of the Company will be increased by two and the holders of 7.75% Cumulative Convertible Preferred Stock, voting separately as a class with the holders of any one or more other series of Preferred Stock of the Company ranking on a parity with the 7.75% Cumulative Convertible Preferred Stock either as to payment of dividends or upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, will be entitled at the next annual meeting of shareholders of the Company and each subsequent annual meeting of shareholders to elect two directors to fill such vacancies. In each case, such right shall continue until there are no dividends in arrears upon the Company’s No Par Preferred Stock or Class A Preferred Stock.

The 7.75% Cumulative Convertible Preferred Stock is redeemable at any time at the option of the Company and is convertible at any time into Common Stock at the option of the holders. The conversion rights of the 7.75% Cumulative Convertible Preferred Stock will terminate at the close of business on the tenth day preceding the date fixed for redemption of shares of such series.

The Bank of New York is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Company’s No Par Preferred Stock and Class A Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

The following summary is not complete. You should refer to the applicable provisions of the forms of the Company’s Deposit Agreement and Depositary Receipt relating to the Preferred Stock for a complete statement of the terms and rights of the Depositary Shares. These documents are incorporated by reference and have been filed with the SEC in Amendment No. 1 to the Company’s Registration Statement on Form S-3 (No. 33-51984).

General

The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue Depositary Receipts, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the “Deposit Agreement”) between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the “Depositary”). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the “Depositary Receipts”). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company’s expense.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

Redemption or Exchange of Stock

If a series of Preferred Stock represented by Depositary Shares is to be redeemed or exchanged, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary, or exchanged for the Common Stock or debt securities to be issued in exchange for the Preferred Stock (as the case may be, in accordance with the terms of such series of Preferred Stock). The Depositary

Shares will be redeemed or exchanged by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share or market value of Common Stock or debt securities per Depositary Share paid in respect of the shares of Preferred Stock so redeemed or exchanged. Whenever the Company redeems or exchanges shares of Preferred Stock held by the Depositary, the Depositary will redeem or exchange as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed or exchanged. If fewer than all the Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be redeemed or exchanged will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Company.

Withdrawal of Stock

Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related prospectus supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder’s Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

Conversion Rights of Convertible Depositary Shares

Any holder of Depositary Shares which are convertible into Common Stock or into shares of another series of Preferred Stock, upon surrender of the Depositary Receipts therefor and delivery of instructions to the Depositary, may cause the Company to convert any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares into the number of whole shares of Common Stock or Preferred Stock (as the case may be, in accordance with the terms of such series of the Preferred Stock) of the Company obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Amendment) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate of Amendment. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole share of such Common Stock or Preferred Stock or into any number of whole shares of such Common Stock or Preferred Stock plus an excess constituting less than one whole share of such Common Stock or Preferred Stock, the holder shall receive payment in lieu of such fractional share.

Amendment and Termination of the Deposit Agreement

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into Common Stock or Preferred Stock or has been exchanged for Common Stock or debt securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares.

Charges of Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption or exchange of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We may issue Common Stock, separately or together with or upon conversion of or in exchange for other Company securities, all as set forth in a prospectus supplement. The following summary is not complete. You should refer to the applicable provisions of the Company’s Restated Certificate of Incorporation and By-Laws, and to the New York Business Corporation Law for a complete statement of the terms and rights of the Common Stock.

The Company is authorized to issue 2,400,000,000 shares of Common Stock, par value $7.50 per share. As of December 31, 2002, 725,970,910 shares of Common Stock were outstanding (excluding 27,874,156 shares of our Common Stock issuable under outstanding options to purchase). On January 23, 2003 we entered into two forward sale agreements pursuant to which we agreed to sell, on terms set forth in the agreements, up to 40,000,000 shares of our Common Stock upon settlement of the agreements, within twelve months of such date. The Common Stock is listed on the New York Stock Exchange. Its symbol is BK.

The applicable prospectus supplement will describe the terms of the Common Stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price; and

•	any additional terms of the Common Stock which are not inconsistent with the provisions of the Company’s Restated Certificate of Incorporation.

The Common Stock will be, when issued against payment therefor, fully paid and nonassessable. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that has been issued and may be issued in the future.

Dividends

The holders of the Common Stock of the Company are entitled to receive dividends, when, as and if declared by the Board of Directors out of any funds legally available therefor, subject to the preferences applicable to any outstanding preferred stock.

The Company’s ability to pay dividends on its Common Stock:

•	depends primarily upon the ability of its subsidiaries, including the Bank, to pay dividends or otherwise transfer funds to it, and

•	is also subject to policies established by the Federal Reserve Board and under the New York Banking Law. See “Certain Regulatory Considerations—Restrictions on Payment of Dividends.”

Voting

Holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights.

Liquidation Rights

Upon liquidation of the Company, holders of Common Stock are entitled to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors (including holders of the Company’s debt securities) of the Company and holders of any preferred stock.

Miscellaneous

Holders of Common Stock do not have any preferential or preemptive right with respect to any securities of the Company or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

The Bank of New York is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Common Stock of the Company.

Certain Provisions of New York Law and the Company’s By-Laws

The New York Business Corporation Law restricts certain business combinations. The statute prohibits certain New York corporations from engaging in a merger or other business combination with a holder of 20% or more of the corporation’s outstanding voting stock (“acquiring person”) for a period of five years following acquisition of the stock unless the merger or other business combination, or the acquisition of the stock, is approved by the corporation’s board of directors prior to the date of the stock acquisition. The statute also prohibits consummation of such a merger or other business combination at any time unless the transaction has been approved by the corporation’s board of directors or by a majority of the outstanding voting stock not beneficially owned by the acquiring person or certain “fair price” conditions have been met. Under the provisions of the statute, the Company may amend its by-laws by a vote of the shareholders to elect not to be governed by this statute. As of the date of this prospectus, the by-laws of the Company have not been so amended.

The Company’s By-Laws establish an advance notice procedure with regard to nomination by shareholders of candidates for election as directors and with regard to proposals by shareholders to be brought before a meeting of shareholders. In general, notice must be received by the Secretary of the Company (i) in the case of an annual meeting, not fewer than 90 nor more than 120 days prior to the date of the meeting, provided that the date of the meeting is publicly announced at least 100 days prior to the date of the meeting (if the date of the meeting is announced less than 100 days in advance of the meeting, then not more than ten days following the announcement), and (ii) in the case of a special meeting of shareholders at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made. Any shareholder nomination or proposal must contain certain information concerning, among other things, the person to be nominated or the matter to be brought before the meeting and concerning the shareholder submitting the nomination or proposal.

Preferred Stock Purchase Rights

On December 10, 1985, the Company adopted a preferred stock purchase rights plan which was amended as of June 13, 1989, April 30, 1993 and March 8, 1994 (as so amended, the “Plan”). Preferred stock purchase rights were issued pursuant to the Plan. The following summary description of the Plan is not complete. For a complete statement of the terms of the Plan, you should refer to the Rights Agreement, dated as of December 10, 1985, and amended as of June 13, 1989, April 30, 1993, and March 8, 1994 (as amended, the “Rights Agreement”), between the Company and The Bank of New York, as Rights Agent.

The Rights Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. A copy of the Rights Agreement can be obtained as described under “Where You Can Find More Information” or by writing to the Rights Agent: The Bank of New York, 101 Barclay Street, New York, New York 10007, Attention: Shareholder Relations Department-11th Floor.

Under the Plan the Company declared a dividend of one right (a “Right” and, collectively, the “Rights”) for each outstanding share of Common Stock that was then outstanding as well as shares of

Common Stock that would be issued by the Company in the future, but before the Separation Date (as defined below). Anyone who acquires shares of Common Stock, before the Separation Date, whether by purchase or by conversion of or exchange for any shares of Preferred Stock or any convertible Debt Securities also receives one Right for each share of Common Stock.

As of the date of this prospectus, the Rights are not represented by separate certificates and cannot be transferred apart from the Common Stock. Instead, each share of Common Stock also represents one Right. If the Separation Date occurs, separate certificates representing the Rights will be mailed to holders of the Common Stock as of such date, and the Rights could then begin to trade separately from the Common Stock.

The first date on which the right to purchase the Purchase Rights Preferred Stock could be exercised is called the Separation Date.

The “Separation Date” occurs on the tenth day after the earliest to occur of the events described below:

(i)  the date of public announcement that a person or group (an “Acquiring Person”) has acquired 20% or more of the Company’s Common Stock,

(ii)  the date of approval under the Bank Holding Company Act or the date of notice of nondisapproval under the Change in Bank Control Act for any person to acquire 25% or more of the outstanding shares of the Company’s Common Stock, or

(iii)  the date of commencement of or first public announcement of the intent of any person to commence a tender or exchange offer to acquire 25% or more of the outstanding shares of the Company’s Common Stock.

On the Separation Date, each Right may be exercised by the holder to purchase one/one-thousandth of a share of a new series of the Company’s No Par Preferred Stock (the “Purchase Rights Preferred Stock”) for $200 (the “Exercise Price”).

The Exercise Price, the number of Rights outstanding and the Redemption Price will be adjusted in the event:

(i)  of a stock dividend on, or subdivision or combination of, the Common Stock or

(ii)  that the Company issues in a reclassification, merger or consolidation any shares of capital stock in respect of or in lieu of existing Common Stock.

If there is a merger or other business combination between the Company and an Acquiring Person, or if certain other events occur involving an Acquiring Person, each Right (if not previously exercised) would entitle the holder to purchase $200 in market value of the Acquiring Person’s stock (or, in certain events, the stock of another company) for $100.

In addition, if a Separation Date occurs other than as a result of a merger, business combination or other event referred to above and a person or group acquires 20% or more of the outstanding shares of the Common Stock, each Right (if not previously exercised and other than Rights beneficially owned by an Acquiring Person) would entitle the holder to purchase $200 in market value of the Company’s Common Stock for $100.

The Rights are redeemable by the Company at $.05 per Right (the “Redemption Price”), subject to adjustment upon the occurrence of certain events, at any time prior to the Separation Date. The Rights will expire on the earliest of (i) the time at which the Rights are exchanged for Common Stock or Purchase Rights Preferred Stock as described herein, (ii) the time at which the Rights are redeemed as described herein, and (iii) the close of business on March 7, 2004.

The Rights do not have any voting rights and are not entitled to dividends. The terms of the Rights may be amended without the consent of the holders, provided the amendment does not adversely affect the interests of the holders.

Each share of Purchase Rights Preferred Stock will have a liquidation preference of $200,000 ($200 for every one/one-thousandth of a share of Purchase Rights Preferred Stock) and have a dividend rate equal to the dividends on 1,000 shares of Common Stock. The Purchase Rights Preferred Stock will have no sinking fund, but is redeemable at the option of the Company two years after the Separation Date at the liquidation preference per share. The Purchase Rights Preferred Stock will have certain limited voting rights.

The Rights may have certain anti-takeover effects. The Rights may cause substantial dilution to an Acquiring Person if it attempts to merge with, or engage in certain other transactions with, the Company. The Rights should not, however, interfere with any merger or other business combination approved by the Company’s Board of Directors prior to the occurrence of a Separation Date because the Rights may be redeemed prior to such time.

DESCRIPTION OF WARRANTS

General

We may issue Warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or any combination of these securities and these Warrants may be issued by us independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of Warrants under a separate warrant agreement to be entered into between us and a warrant agent. We currently expect The Bank of New York, our wholly owned subsidiary, to act as warrant agent if we issue any Warrants. The warrant agent will act solely as our agent in connection with the Warrants of the series for which it is appointed and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants of that series.

The following outlines some of the general terms and provisions of the Warrants. Further terms of the Warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the Warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been filed as an exhibit to the registration statement which contains this prospectus.

The applicable prospectus supplement will describe the terms of any Warrants that we may offer, including the following:

•	the title of the Warrants;

•	the total number of Warrants;

•	the price or prices at which the Warrants will be issued;

•	the currency or currencies investors may use to pay for the Warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the Warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the Warrants;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	whether the Warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of Warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the Warrants are issued and the number of Warrants issued with each underlying security;

•	if applicable, the date on and after which the Warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the Warrants; and

•	any other terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and Warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants exercisable for Debt Securities will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise. Prior to the exercise of their Warrants, holders of Warrants exercisable for shares of Preferred Stock or Common Stock or Depositary Shares will not have any rights of holders of the Preferred Stock or Common Stock or Depositary Shares and will not be entitled to dividend payments, if any, or voting rights of the Preferred Stock or Common Stock or Depositary Shares.

Exercise of Warrants

A Warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. The exercise price for the Warrants will be subject to adjustment in accordance with the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised Warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

Enforceability of Rights

The holders of Warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their Warrants.

DESCRIPTION OF EQUITY PURCHASE CONTRACTS

We may issue Equity Purchase Contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our Common Stock or Preferred Stock or Depositary Shares, as applicable, at a future date or dates. The price per share of Common Stock or Preferred Stock or per Depositary Share, as applicable, may be fixed at the time the Equity Purchase Contracts are issued or may be determined by reference to a specific formula contained in the Equity Purchase Contracts. We may issue Equity Purchase Contracts in such amounts and in as many distinct series as we wish. The Equity Purchase Contracts may be issued separately or as part of units, which we refer to in this prospectus as Equity Purchase Units. Units may consist of an Equity Purchase Contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the Equity Purchase Contracts. These other securities may consist of Debt Securities, Preferred Stock, Common Stock or Depositary Shares of the Company, Trust Preferred Securities or debt obligations of third parties, including U.S. Treasury securities. The Equity Purchase Contracts may require us to make periodic payments to the holders of the Equity Purchase Contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The Equity Purchase Contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement may contain, where applicable, the following information about the Equity Purchase Contracts issued under it:

•	whether the Equity Purchase Contracts obligate the holder to purchase or sell, or both purchase and sell, our Common Stock, Preferred Stock or Depositary Shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the Equity Purchase Contracts are to be prepaid or not;

•	whether the Equity Purchase Contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our Common Stock, Preferred Stock or Depositary Shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the Equity Purchase Contracts;

•	whether the Equity Purchase Contracts will be issued in fully registered or global form; and

•	any other terms of the Equity Purchase Contracts.

DESCRIPTION OF EQUITY PURCHASE UNITS

We may, from time to time, issue Equity Purchase Units comprised of one or more of the other securities described in this prospectus in any combination. Equity Purchase Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each Equity Purchase Unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of an Equity Purchase Unit will have the rights and obligations of a holder of each included security. The unit agreement under which an Equity Purchase Unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the Equity Purchase Units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any Equity Purchase Units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of Equity Purchase Units.

BOOK-ENTRY ISSUANCE

If any Debt Securities, Trust Preferred Securities, Preferred Stock, Warrants, Equity Purchase Contracts or Equity Purchase Units (collectively, “Book Entry Securities”) are to be represented by global certificates, The Depository Trust Company (“DTC”) will act as securities depositary for all of the Book Entry Securities, unless otherwise referred to in the prospectus supplement relating to an offering of the particular series of Book Entry Securities.

The following is a summary of the depository arrangements applicable to such securities issued in global form and for which DTC acts as depositary. If there are any changes from this summary they will appear in a prospectus supplement.

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead the Company will deposit with DTC or its custodian one or more fully-registered global certificates (“Global Certificates”) registered in the name of Cede & Co. (DTC’s nominee) for the Book Entry Securities, representing in the aggregate the total number of a BNY Trust’s Trust Preferred Securities, aggregate principal balance of Junior Subordinated Debt Securities or aggregate principal amount of Debt Securities, or the total number of Warrants, Equity Purchase Contracts or Equity Purchase Units, respectively.

Since the Global Certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the Global Certificate. Persons who buy interests in the Global Security by purchasing securities are said to own a beneficial interest in the Global Security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a Global Certificate. Ownership of beneficial interests in a Global Certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a Global Certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the Book Entry Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Certificate.

We have been advised by DTC that upon the issuance of a Global Certificate and the deposit of that Global Certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts represented by that Global Certificate to the accounts of its participants.

The Company will pay principal of, and interest or premium (or contract adjustment payments) on, securities represented by a Global Certificate registered in the name of or held by DTC or its nominee to the relevant Trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal of, or interest or premium (or contract adjustment payments) on, a Global Certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that Global Certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

A Global Certificate is exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a Global Certificate may be registered to, any person other than DTC or its nominee, only if:

(a)  DTC notifies us that it is unwilling or unable to continue as depositary for that Global Certificate or if at any time DTC ceases to be registered under the Exchange Act;

(b)  we determine in our discretion that the Global Certificate shall be exchangeable for definitive securities in registered form; or

(c)  in the case of Debt Securities, there shall have occurred and be continuing an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default with respect to the Debt Securities.

Any Global Certificate representing a Debt Security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Unless otherwise indicated in a prospectus supplement any principal, premium and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the corporate trust office of The Bank of New York in the Borough of Manhattan, The City of New York, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities.

Any Global Certificate representing a Trust Preferred Security that is exchangeable pursuant to (a) or (b) above will be exchangeable in whole for definitive Trust Preferred Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $25.00 and integral multiples of $25.00). The definitive Trust Preferred Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any Distributions and other payments will be payable, the transfer of the definitive Trust Preferred Securities will be registerable and the definitive Trust Preferred Securities will be exchangeable at the corporate trust office of The Bank of New York in the Borough of Manhattan, The City of New York, provided that such payment may be made at the option of the Company by check mailed to the address of the person entitled to that payment as of the record date and as shown on the register for the Trust Preferred Securities.

Any Global Certificate representing a Warrant, Equity Purchase Contract or Equity Purchase Unit that is exchangeable pursuant to (a) or (b) above will be exchangeable in whole for definitive Warrants, Equity Purchase Contracts or Equity Purchase Units in registered form, of like tenor and of an equal aggregate stated amount as the Global Certificate, in denominations specified in the applicable prospectus supplement. The definitive Warrants, Equity Purchase Contracts or Equity Purchase Units will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. The transfer of the definitive Warrants, Equity Purchase Contracts or Equity Purchase Units will be registerable and the definitive Warrants, Equity Purchase Contracts or Equity Purchase Units will be exchangeable at the corporate trust office of The Bank of New York in the Borough of Manhattan, The City of New York. Any contract adjustment payments or other payments will be payable at the corporate trust office of The Bank of New York in the Borough of Manhattan, The City of New York, provided that such payment may be made at the option of the Company by check mailed to the address of the person entitled to that payment as of the record date and as shown on the register for the Warrants, Equity Purchase Contracts or Equity Purchase Units.

DTC may discontinue providing its services as securities depositary with respect to any of the Book Entry Securities at any time by giving reasonable notice to the relevant Trustee (or the relevant warrant agent, purchase contract agent or unit agent) and the Company. In the event that a successor securities depositary is not obtained, definitive Debt Security or Trust Preferred Security (or definitive Warrant, Equity Purchase Contract or Equity Purchase Unit) certificates representing such Debt Security or Trust Preferred Security (or Warrant, Equity Purchase Contract or Equity Purchase Unit) are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an Event of Default under the applicable Indenture, the holders of a majority in liquidation amount of Trust Preferred Securities or aggregate principal amount of Debt Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Trust Preferred Securities or Debt Securities will be printed and delivered.

Except as provided above, owners of the beneficial interests in a Global Security representing a Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of securities for any purpose under the Indentures.

No Global Security shall be exchangeable except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Security or the Indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the Book Entry Securities. If less than all of a series of the Debt Securities or a BNY Trust’s Trust Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the Book Entry Securities is limited to the holders of record of the Book Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy (the “Omnibus Proxy”) to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Book Entry Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the BNY Trusts and the Company believe to be accurate, but the BNY Trusts and the Company assume no responsibility for the accuracy thereof. Neither the BNY Trusts nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

VALIDITY OF SECURITIES

Unless otherwise indicated below or in the applicable prospectus supplement, the validity of the securities will be passed upon for the Company by Paul A. Immerman, Senior Counsel of The Bank of New York, and for the underwriters by Pillsbury Winthrop LLP, One Battery Park Plaza, New York, New York 10004. Pillsbury Winthrop LLP from time to time performs legal services for the Company and its affiliates.

Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the Trust Agreements and the formation of the BNY Trusts will be passed upon by Richards, Layton & Finger, P.A., One Rodney Square, Wilmington, Delaware or Pepper Hamilton LLP, 1201 Market Street, Wilmington, Delaware 19899, special Delaware counsel to the Company and the BNY Trusts.

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Equity Purchase Contracts, the Equity Purchase Units, the Guarantees and the Junior Subordinated Debt Securities will be passed upon for the Company by Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004.

EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated in this prospectus by reference. Such consolidated financial statements are incorporated by reference in reliance on their report given on their authority as experts in accounting and auditing.

PLAN OF DISTRIBUTION

Securities offered by the Company and each BNY Trust

The securities to be offered by the Company and each BNY Trust may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company and each BNY Trust may sell its securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from the Company and/or the applicable BNY Trust in the form of underwriting discounts or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire securities of the Company to be issued on a delayed or contingent basis.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

Any underwriting compensation paid by the Company and/or the applicable BNY Trust to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company and a BNY Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

In connection with the offering of securities of the Company or any BNY Trust, the Company or such BNY Trust may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If the Company or such BNY Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters and dealers, and their affiliates and associates, may engage in transactions with, or perform services for, the Company and/or the applicable BNY Trust and/or any of their affiliates in the ordinary course of business. Certain of the underwriters and dealers, and their affiliates and associates, may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, the Bank and other subsidiaries of the Company in the ordinary course of business.

Securities other than the Common Stock will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any securities other than the Common Stock.

This prospectus and applicable prospectus supplement may be used by BNY Capital Markets, Inc. and other affiliates of the Company in connection with offers and sales relating to the initial sale of securities and any market making transactions in securities. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions.

BNY Capital Markets, Inc., an affiliate of the Company, may act as an underwriter or agent in connection with the offer and sale of securities offered by the Company or any BNY Trust pursuant to this prospectus, including acting as our agent to sell shares of Common Stock from time to time pursuant to a standby equity underwriting arrangement. Each offering of securities will conform to the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

In connection with the sale of any securities registered under the registration statement of which this prospectus is a part, the maximum underwriting commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or any independent broker dealer will be 8%.

Common Stock offered by a Selling Stockholder

Shares of Common Stock may be offered and sold by any selling stockholder who has acquired Common Stock from the Company in transactions that were not registered under the Securities Act. Sales of shares of Common Stock by a selling stockholder may be effected from time to time in one or more of the following transactions: (a) through brokers, acting as agent in transactions (which may involve block transactions), in special offerings, on any exchange where the Common Stock is traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (b) to underwriters who will acquire the shares of Common Stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (c) directly or through brokers or agents in private sales at negotiated prices; (d) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (e) through short sales, option exercises or other derivative transactions; or (f) by any other legally available means. Also, offers to purchase shares may be solicited by agents designated by any selling stockholder from time to time. This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire shares of Common Stock from selling stockholders to be sold on a delayed or contingent basis.

Any selling stockholder and any agents or broker-dealers that participate with such selling stockholder in the distribution of any of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

In connection with a sale of shares of Common Stock by any selling stockholder pursuant to this prospectus, the following information will, to the extent then required, be provided in the applicable prospectus supplement relating to such sale: the identity of the selling stockholder, the manner in which the selling stockholder acquired the Common Stock from the Company, the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

14,000,000 Trust Preferred Securities

BNY Capital V

5.95% Trust Preferred Securities, Series F

(Liquidation Amount $25 per Trust Preferred Security)

fully and unconditionally guaranteed as described herein by

The Bank of New York Company, Inc.

PROSPECTUS SUPPLEMENT

Joint Book-running Managers

Merrill Lynch & Co.	Morgan Stanley

Citigroup	UBS Warburg

Banc of America Securities LLC

BNY Capital Markets, Inc.

Lehman Brothers

April 22, 2003